Exhibit 10.1

SUBLEASE AGREEMENT

    This SUBLEASE AGREEMENT (“Sublease”) is entered into as of the date of last signature below, by and between PLUM HEALTHCARE GROUP, LLC, a California limited liability company (“Sublandlord”) whose address is 2175 Salk Avenue, Carlsbad, CA 92008 and EXAGEN INC., a Delaware corporation (“Subtenant”) whose address is 1261 Liberty Way, Vista, CA 92081.
RECITALS
A.    BROOKWOOD CB I, LLC, a Delaware limited liability company and BROOKWOOD CB II, LLC, a Delaware limited liability company (collectively, as tenants in common, “Landlord'”), and Sublandlord entered into that certain Lease dated April 3, 2018, as amended by that certain First Amendment to Lease dated May 7, 2019 (collectively, the “Master Lease”), for the lease of the Premises (as defined in the Master Lease).
B.    Sublandlord wishes to sublease to Subtenant, and Subtenant wishes to sublease from Sublandlord, the Premises in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, Sublandlord and Subtenant agree as follows:
AGREEMENT
1.    Sublease. Sublandlord hereby subleases to Sublessee, and Sublessee hereby subleases from Sublandlord, the Premises, for the Term upon all of the terms, covenants and conditions set forth in this Sublease. All capitalized terms not defined in this Sublease shall have the meanings given to them in the Master Lease.
2.    Master Lease. A true copy of the Master Lease (with certain financial provisions redacted for reasons of confidentiality) is attached hereto as Exhibit A. This Sublease is and shall be at all times subject and subordinate to the Master Lease. All of the terms and conditions of the Master Lease are hereby incorporated into this Sublease, and Subtenant does hereby expressly assume and agree to perform and comply with, for the benefit of Sublandlord and Landlord, each and every obligation of the Tenant under the Master Lease, except with respect to those provisions of the Master Lease which are expressly excluded from this Sublease or directly contradicted by this Sublease, in which event the terms of this Sublease shall control. The following provisions of the Master Lease shall not be incorporated into this Sublease: Exhibit C, the last sentence of the first paragraph in Paragraph 7, and provisions related to the Guaranty, Landlord’s Work, Landlord’s Work Letter, Moving Allowance, Move-In Costs, Tenant Allowance, and Tenant’s Work, including without limitation Exhibit D, Exhibit E, and Exhibit H, but excepting therefrom Section 7 of Exhibit C, Section 4 of Exhibit D, and Schedule 2 of Exhibit E, which shall be incorporated into this Sublease. In furtherance of and subject to the foregoing, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean the Sublandlord herein and wherever in the Master Lease the
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word “Tenant” is used it shall be deemed to mean the Subtenant herein; provided, however, Subtenant agrees to look solely to the Landlord, and not to Sublandlord, for the performance of all services and obligations of the Landlord under the Master Lease with respect to the Premises. Sublandlord does not assume any obligation to perform the terms, covenants and conditions contained in the Master Lease on the part of the Landlord to be performed. In the event Landlord shall fail to perform any of the terms, covenants and conditions contained in the Master Lease on its part to be performed, Sublandlord shall cooperate with Subtenant in seeking to obtain the performance of Landlord under the Master Lease but Sublandlord shall have no obligation to supply such services or incur any cost or expense in connection therewith and shall not be obligated to bring a legal action to enforce Landlord’s obligations unless such action is requested in writing by Subtenant, who agrees to pay all costs and expenses to institute such legal action against Landlord. Subtenant shall indemnify and hold Sublandlord harmless from and against all liability, judgments, costs, demands, claims, and damages of any kind whatsoever (including, without limitation, attorneys’ fees and court costs) by reason of any failure on the part of Subtenant to perform any of the obligations of Tenant under the Master Lease which Subtenant is obligated hereunder to perform. In order to facilitate the coordination of the provisions of this Sublease with those of the Master Lease, the time periods contained in provisions of the Master Lease that are incorporated by reference into this Sublease and for which the same action must be taken under the Master Lease and this Sublease (such as, for example and without limitation, payment of Rent, any cure time periods or for the response to requests by Subtenant for consent to an action for which consent of the Landlord is also required), are changed for the purpose of incorporation by reference by shortening or lengthening that period in each instance by five (5) days so that in each instance Subtenant shall have much less time to observe or perform hereunder than Sublandlord has as Tenant under the Master Lease and Sublandlord shall have that much more time to observe, perform, consent, approve or otherwise act hereunder than the Landlord has under the Master Lease. In instances in which the same action is not required under both the Master Lease and this Sublease, the time periods contained in provisions of the Master Lease that are incorporated by reference are not changed. With respect to approval required to be obtained by Landlord under the Master Lease, such consent must be obtained from Landlord and Sublandlord and the approval of Sublandlord will be deemed withheld if Landlord’s consent is not obtained. Sublandlord will duly notice Landlord of requests for consent by Subtenant, but retains the right to make its own independent determination of consent pursuant to the terms of this Sublease.
3.    Term. The term (“Term”) of this Sublease will begin on October 1, 2021 (the “Commencement Date”) and will end on the Expiration Date (April 30, 2027) unless sooner terminated in accordance with the provisions hereof.
4.    Use. Subtenant shall occupy and use the Premises only for general office use consistent with the Master Lease.
5.    Rent. Subtenant will pay Sublandlord as base rent (“Base Rent”) for the Premises the amounts set forth in the Base Rent schedule below. Sublandlord shall be responsible to pay for any Base Rent amounts under the Master Lease that are greater than the Base Rent amounts hereunder. During and for the Term of this Sublease, Subtenant shall be responsible to pay for all Additional Rent due by Tenant to Landlord under the Master Lease, provided, however,
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Sublandlord shall be responsible for paying all Operating Expenses and real property taxes to be paid by Tenant to Landlord under the Master Lease except for 100% of any increases in the same over the calendar year 2021 base year, which shall be Subtenant’s obligation to pay when the same become due under the Master Lease (subject to the timing adjustments set forth in Section 2 above), and shall be deemed “Additional Rent” for all purposes hereof. All Rent will be paid to Sublandlord at the following address: 2175 Salk Avenue, Carlsbad, CA 92008 (unless written notice is provided of a change of address); provided, however, that Subtenant agrees upon written notice from Sublandlord to pay any portion of the Rent directly to Landlord as and when same the same becomes due under the Master Lease.
Base Rent Schedule:

Months	Rent/RSF	Monthly Rate
1-12	$2.35	$66,020.90
13-24	$2.42	$68,001.53
25-36	$2.49	$70,041.57
37-48	$2.57	$72,142.82
49-60	$2.64	$74,307.10
61-67	$2.72	$76,536.32

Notwithstanding the foregoing, 100% of the Base Rent shall be abated for months two (2) through four (4) of the Term (the “Base Rent Abatement Period”) (subject to the other abatement provisions of the Master Lease).
6.    Security Deposit. Upon execution hereof, Subtenant shall deposit with Sublandlord $153,072.64 as the Security Deposit (to be held by Landlord in accordance with Paragraph 11 of the Master Lease). If, as of the date of expiration of the thirtieth (30th) full calendar month of the Term, the Reduction Conditions (defined below) apply, upon written request by Subtenant, Sublandlord shall return to Subtenant a portion of the Security Deposit equal to $76,536.32, which may at Sublandlord’s option be retained by Sublandlord and applied towards the next payment of Base Rent. As used herein, the “Reduction Conditions” shall mean that (i) Subtenant is not then in default of its obligations under this Sublease and (ii) Subtenant has not previously been in default of its obligations under this Sublease.
7.    Acceptance of the Premises; Early Access. Sublandlord shall deliver the Premises to Subtenant on or before the Commencement Date with the following delivery conditions satisfied: (a) all personal items other than the FF&E (as defined in Section 11 below) shall have been removed from the Premises, and (b) the Premises shall otherwise be delivered to Subtenant in a broom clean condition, with commercially cleaned carpets, paint touched up as needed, walls patched if necessary, and any damaged ceiling tiles or light bulbs replaced. Other than as set forth in the previous sentence, Subtenant shall accept the Premises in its present “as is” condition when possession of the Premises is delivered to Subtenant, Sublandlord makes no representation or warranty as to its fitness for Subtenant’s intended use, and Sublandlord shall not be obligated to make any alterations or improvements to the Premises. At Subtenant’s own
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risk and expense, and provided Landlord has consented to this Sublease as set forth in Section 12 below, and the early entry of Subtenant and its agents into the Premises, as set forth herein, Sublandlord shall reasonably coordinate and cooperate with Subtenant to provide prior reasonable access to the Premises in advance of the Commencement Date, but no earlier than September 20, 2021 (“Early Access Period”), for the sole purpose of installation of its IT infrastructure (“IT Installation”) subject to prior coordination with the Sublandlord and, to the extent required under the Master Lease, approval of Landlord and otherwise in compliance with all applicable terms of the Master Lease relating to such IT Installation, it being acknowledged by Subtenant that early access to the data room in the Premises will not be provided until Sublandlord’s servers are removed therefrom. Any such early access to the Subtenant and its contractors shall not interfere with the normal occupancy and use of the Premises by the Sublandlord and a Sublandlord representative may accompany Subtenant or Subtenant’s employees, contractors, or representatives during any such early access. In the event such early access is granted, Subtenant acknowledges and agrees neither Subtenant, nor any third party shall interfere with the continued operations of the Sublandlord. Subtenant shall not be obligated to pay any Rent or parking fees during the Early Access Period, but shall obtain prior to any Early Access Period, any insurance coverage required under the Master Lease with respect to the IT Installation, naming Sublandlord and Landlord as additional insureds, and providing evidence of such coverage prior to commencement, or Subtenant’s early access, whichever is earlier. For the avoidance of doubt, in the event Subtenant is granted early access, all policies of insurance shall cover the Early Access Period. Subtenant shall indemnify and hold harmless Sublandlord from and against any damages, injuries, claims and expenses (including reasonable attorneys’ fees) incurred by Sublandlord and Landlord arising out of, incidental to, or otherwise related to the Early Access Period and or the IT Installation from any cause whatsoever, including without limitation, any damage to the Building, the Premises, and any claims by Sublandlord and or Landlord.
8.    Insurance; Waiver of Subrogation. All policies of insurance required to be carried by Subtenant under the Master Lease shall include as additional insureds Landlord and any additional insureds required by Landlord under the Master Lease. With respect to the waiver of subrogation contained in the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Landlord, Sublandlord and Subtenant (and Landlord’s consent to this Sublease shall be deemed to constitute its approval of this modification).
9.     Parking. Sublandlord agrees that during the Term of this Sublease, Subtenant shall be entitled to any parking rights of Sublandlord under and subject to any terms, limitations, and conditions in the Master Lease.
10.     Signage. Sublandlord agrees that during the Term of this Sublease, Subtenant shall be entitled to any signage rights of Sublandlord under and subject to any terms, limitations, and conditions in the Master Lease.
11.     Furniture, Fixtures and Equipment. Sublandlord agrees that during the Term of this Sublease, Subtenant shall have the exclusive use of Sublandlord’s furniture, fixtures and equipment attached hereto as Schedule 1 to this Sublease (“FF&E”), provided that Subtenant maintains and repairs the same subject to normal wear and tear. On the Expiration Date, so long
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as this Sublease has not been terminated earlier, Subtenant shall purchase the FF&E for One and 00/100 Dollar ($1.00) in its current “as-is” condition.
12.     Consent of Landlord. Pursuant to the Master Lease, Sublandlord is required to obtain the written consent of Landlord prior to any subletting of the Premises by Sublandlord. Therefore, this Sublease shall not be effective unless Landlord consents to this Sublease in writing, which consent shall be attached hereto as Exhibit B.
13.    Audit Rights. Sublandlord agrees to reasonably cooperate with Subtenant regarding rights under the Master Lease to review or audit any Landlord statements (i.e. as set forth under Paragraph 8 of the Master Lease).
14.    Attorneys’ Fees. In the event any action or proceeding at law or in equity for an alleged breach of this Sublease, to recover rent, to terminate the tenancy of Subtenant at the Premises, or to enforce, protect, or establish any right or remedy of a party to this Sublease, the prevailing party by judgment or settlement (it being understood that the prevailing party shall be the party receiving substantially the relief requested) in such action or proceeding shall be entitled to recover as part of such action or proceeding all costs and expenses, including reasonable attorneys’ fees, expert witness fees, and court costs, incurred by such party related to such action or proceeding.
15.     Real Estate Brokers. Subtenant and Sublandlord each represents that except for Jones Lang LaSalle (Ryan Hawkins) on behalf of Sublandlord and CBRE (Andrew Ewald) on behalf of Subtenant (the “Brokers”), it has dealt with no real estate broker, agent, finder or other person acting as such in connection with this Sublease. Sublandlord shall pay the leasing commissions of Brokers in connection with this Sublease pursuant to a separate agreement. Each party shall indemnify and hold the other harmless from and against any and all claims, judgments, suits, costs, reasonable attorney’s fees and other expenses which the other may incur by reason of claims of any person, firm or corporation for a brokerage commission, finder’s fee or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than Brokers in connection with the Premises or this Sublease. Each party’s obligations under this section shall survive the expiration or sooner termination of this Sublease.
16.     Notices. All notices shall be sent to the respective parties at the address provided in the introductory paragraph of this Sublease, provided, however, following the execution of this Sublease, Subtenant shall send a copy of all notices to Gary Sanders at 5316 East Chapman Avenue, Orange, CA 92869. The parties hereto agree to provide each other copies of any notices and statements received from and sent to the Landlord with respect to the Premises.
17.     Executed Counterparts. This Sublease may be executed in one or more counterparts, all of which together shall constitute a single agreement and each of which shall be an original for all purposes.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed as of the day and year last written below.

SUBLANDLORD

PLUM HEALTHCARE GROUP, LLC
a California limited liability company

By: _/s/ Naveed Hakim____________
Name: Naveed Hakim
Title: CFO
Date: 8/18/2021

SUBTENANT

EXAGEN INC.
a Delaware corporation

By: _/s/ Mark Hazeltine___________
Name:    Mark Hazeltine
Title: COO
Date: 8/19/2021

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SCHEDULE 1
FF&E UPDATED 8.10.2021

EXHIBIT A
MASTER LEASE

LEASE

BY AND BETWEEN

BROOKWOOD CB I, LLC and
BROOKWOOD CB II, LLC (collectively, as tenants in common, "Landlord")

and

PLUM HEALTHCARE GROUP, LLC
("Tenant")

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1.    TERMS. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.

Date of this Lease:	April 3, 2018

Name of Tenant:	Plum Healthcare Group, LLC, a California limited liability company

Notice Address of Tenant:

(a) Prior to possession:	100 E. San Marcos Blvd., Ste. 200 San Marcos, CA 92069 Attn: Naveed Hakim

(b) Following possession:	At the Premises.

Name of Guarantor:

Name of Landlord:	BROOKWOOD CB I, LLC, a Delaware limited liability company, and BROOKWOOD CB II, LLC, a Delaware limited liability company, as tenants in common

Notice Address of Landlord:	Brookwood CB I, LLC Brookwood CB II, LLC c/o Brookwood Financial Partners, LLC 138 Conant Street Beverly, Massachusetts 01915 Attention: Kurt Zernich, Director of Asset Management

Landlord's Remittance Address:	Lockbox:

Overnight to Lockbox:

Wire/ACH:

Building:	The building located at 2175 Salk Avenue, Carlsbad, California.

Property:	The Building and the real property on which the
Building is located and any other buildings and
improvements located thereon. For all purposes
under this Lease, the Property shall include all
related site land, easements, rights of way,
property, improvements, parking facilities,
common areas, driveways, sidewalks and
landscaping which form a part of the project
located at 2173, 2175 and 2177 Salk Avenue,
Carlsbad, California and commonly known as
Ventana Real.

Premises:
Approximately 25,404 rentable square feet of
space on the third (3rd) floor of the Building
commonly known as Suite 300 as approximately
shown by the floor plan attached hereto as Exhibit
A. The Premises shall be measured utilizing the
BOMA standard of measurement ANSI Z65.1-1996.

Permitted Use:	General office, related general office and
administrative services, company training center,
and/or any other use, each to the extent permitted
under Applicable Law and zoning ordinances, and
no other use or purpose.

Term:	The period of time beginning on the Commencement Date and ending at 11:59 P.M. Pacific Time on the Expiration Date.

Commencement Date:	The date that is the later of (i) August 1, 2018 and
(ii) the date that Landlord's Work is Substantially
Complete (as such terms are defined in the
Landlord's Work Letter attached as Exhibit D to
the Lease). Tenant shall confirm the
Commencement Date pursuant to the terms of
Section 35 hereof.

Rent Commencement Date:	The date that is ninety (90) days following the Commencement Date. Tenant shall confirm the Rent Commencement Date pursuant to the terms of Section 35 hereof.
Expiration Date:	That certain date which is the last day of the eighty-fourth (84th) complete calendar month following the Rent Commencement Date.

Tenant's Percentage:	32.04%, being the ratio of rentable square footage
of the Premises to the total rentable square
footage of the Building as reasonably determined
by Landlord, subject to reasonable prospective
adjustment by Landlord from time to time. In the
event any item of Additional Rent provided for in
this Lease is calculated by Landlord with respect
to the Property, then Tenant's Percentage for any
such item shall be 11.58%, being the ratio of
rentable square footage of the Premises to the
total rentable square footage of the Property as
determined by Landlord, subject to reasonable
adjustment by Landlord from time to time.

Base Taxes:	The Taxes for the calendar year 2018, as they may be reduced by the amount of any abatement.

Tax Excess:	Tenant's Percentage of the amount by which Taxes for any calendar year during the Term exceed Base Taxes.

Base Operating Expenses:	The Operating Expenses for the calendar year 2018.

Operating Expenses Excess:	Tenant's Percentage of the amount by which Operating Expenses exceed Base Operating Expenses for any calendar year during the Term.

Security Deposit:	[***]

Exhibits:	Exhibit A The Premises
Exhibit B Rules and Regulations
Exhibit C Additional Stipulations
Exhibit D Landlord's Work Letter
Exhibit E Tenant's Work Letter
Exhibit F Commencement Letter
Exhibit G Form of Estoppel Certificate
Exhibit H Guaranty

All of the Exhibits listed above are incorporated
into and made part of this Lease.

Rent:	Base Rent and all Additional Rent.

Additional Rent:	All amounts required to be paid by Tenant to Landlord pursuant to this Lease other than Base Rent, including, without limitation, Operating Expenses and Taxes.

Base Rent:	The amounts set forth in the table below, plus applicable tax thereon.

Months of Term	Base Rent (per month)	Base Rent (per rentable square foot, per month)
Rent Commencement Date - 12	[***]	[***]
13 - 24	[***]	[***]
25 - 36	[***]	[***]
37 - 48	[***]	[***]
49 - 60	[***]	[***]
61 - 72	[***]	[***]
73 - 84	[***]	[***]

Notwithstanding the foregoing, [***] (the "Base Rent Abatement Period"). The Base Rent due for any partial calendar month immediately following the Base Rent Abatement Period shall be prorated based on the number of days in that month. In no event shall the Base Rent Abatement Period be deemed to reduce or eliminate Tenant's obligation to pay Additional Rent or any other amounts due hereunder other than Base Rent. If Tenant defaults under this Lease beyond any applicable notice and cure period, then Tenant's right to abate the Base Rent shall immediately terminate and be of no further force and effect and the unamortized portion (based on straight line amortization across the initial Term) of all Base Rent which had been abated prior to Tenant's default shall immediately become due and payable.

2.    THE PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, upon and subject to the terms and conditions of this Lease, the Premises. The Premises are leased with the right of Tenant to use for its customers, employees and visitors, in common with other parties entitled thereto, such common areas and facilities as Landlord may from time to time designate and provide.

3.     TERM. The Premises are leased for the Term. If for any reason Landlord is unable to Substantially Complete Landlord's Work on or prior to August 1, 2018, then Landlord shall not be liable to Tenant for any resultant loss or damage and this Lease shall not be affected except that Tenant shall receive a day for day credit against Base Rent in accordance with the terms and conditions of the Landlord's Work Letter attached hereto as Exhibit D.

4.    CONDITION OF THE PREMISES AND BUILDING. Except as otherwise expressly stated to the contrary in this Lease or in the Landlord's Work Letter attached as Exhibit D to this Lease, the Premises are leased in an "as is" and "where is" condition without any warranty of fitness for use or occupation express or implied, it being agreed that (i) Tenant has had an opportunity to examine the condition of the Premises, (ii) Landlord has made no representations or warranties of any kind with respect to such condition, and (iii) Landlord has no obligation to do or approve any work or make or approve any improvements to or with respect to the Premises to prepare the same for Tenant's occupancy except as specifically provided in this Lease.

Landlord, at Landlord's sole cost, shall ensure that the Building's roof and the HVAC, electrical, lighting, fire sprinkler, and plumbing systems serving and within the Premises are in good working condition as of the Commencement Date and that the same have been recently operated and regularly serviced. If it is determined prior to the end of the sixth (6th) month of the Term that, through no fault of Tenant, one or more of such items does not have a remaining useful life that is at least equal to the remainder of the initial Term, then, if such item requires replacement during the initial Term, such item shall be replaced by Landlord at Landlord's sole cost.

Landlord, at Landlord's sole cost (i.e., not included in Operating Expenses or deducted from the Tenant Allowance), shall be responsible for ensuring that (i) the Premises comply with Applicable Law as of the date of Landlord's execution and delivery of this Lease to Tenant and (ii) the common areas of the Building comply with Applicable Law as of the Commencement Date, and if it is determined thereafter that Landlord failed to deliver the Premises or Building, as applicable, in such a condition, Landlord, as Tenant's sole remedy, shall promptly correct such deficiency at no cost to Tenant.

5.    MONTHLY RENT. Commencing on the Commencement Date, Base Rent shall be paid monthly in advance on or before the first day of each calendar month in accordance with the schedule set forth in Section 1. The Base Rent shall not be adjusted or modified if the actual rentable square footage of the Premises varies from the rentable square footage set forth in Section 1. If the Commencement Date shall be on any day other than the first day of a calendar month, Base Rent for the partial month shall be prorated based on the number of days in that month. Unless otherwise provided herein, commencing on the Commencement Date, Additional Rent shall be paid monthly in advance on or before the first day of each calendar month. If the Commencement Date shall be on any day other than the first day of a calendar month, Additional Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America, at Landlord's Remittance Address as set forth in Section 1 or to such other address as Landlord may from time to time designate in writing. Tenant acknowledges that the late payment of Rent or other sums due hereunder shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. In addition, any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the lesser of: (i) the Prime Rate (as hereinafter defined) plus five percent (5%) per annum, or (ii) the highest rate permitted by law (the "Default Rate"). The term "Prime Rate" shall mean the Prime Rate as published in The Wall Street Journal from time to time. The parties agree that such late charges represent a fair and reasonable estimate of the costs Landlord shall incur by reason of late payment by Tenant. Notwithstanding the foregoing, no late charge shall be assessed with respect to any late payment that is delivered to Landlord within five (5) days of Landlord's notice of nonpayment if Tenant has timely made all payments required in connection with this Lease during the twelve (12) month period immediately preceding the due date of such late payment. The acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding anything to the contrary in this Lease, Tenant shall pay the first full monthly installment of Rent due hereunder (i.e. Rent for the first complete month of the Term, or, if applicable, for the first complete month following any initial abatement period) simultaneously with Tenant's execution and delivery of this Lease.

6.    TAXES. Tenant shall pay monthly, as Additional Rent, one-twelfth (1/12) of the Tax Excess based on good faith estimates provided by Landlord from time to time and subject to reconciliation as provided in Section 8 below. The calculation of Base Tax.es shall not take into account any temporary reductions in real property taxes. No credit or payment shall be due to Tenant in the event Taxes for any year are less than Base Taxes. "Taxes" means all taxes, assessments and fees levied upon the Property by any governmental entity based upon the ownership, leasing, renting or operation of the Property. Landlord may allocate Taxes incurred with respect to multiple buildings on the Property among such buildings. Taxes shall not include any federal, state or local net income, capital stock, succession, transfer, replacement, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in

Taxes. In addition to the foregoing, Tenant shall pay Landlord, as Additional Rent, for any use, rent or sales tax, service tax, value added tax, franchise tax or any other tax on Rent however designated as well as for any tax.es which are reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant. All expenses, including reasonable attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for the year in which the expenses are incurred.

7.     OPERATING EXPENSES. Tenant shall pay monthly, as Additional Rent, one-twelfth (1/12) of the Operating Expenses Excess based on good faith estimates provided by Landlord from time to time and subject to reconciliation as provided in Section 8 below. No credit or payment shall be due to Tenant in the event Operating Expenses for any year are less than Base Operating Expenses. "Operating Expenses" means and includes all expenses, costs, fees and disbursements paid or incurred by or on behalf of Landlord for managing, operating, maintaining, improving, servicing or repairing the Building or Property and all associated plumbing, heating, ventilation, air conditioning, lighting, electrical, mechanical and other systems, including, without limitation, costs of: performing the Landlord's obligations described in Section 13; janitorial services, the repair, maintenance, repaving and re-striping of any parking and dock areas; providing any services or amenities such as conference rooms, parking garage, cafeteria, or gymnasium; exterior maintenance, repair and repainting; landscaping; snow removal; utilities; management fees; supplies and sundries; sales or use taxes on supplies or services; charges or assessments under any easement, license, declaration, restrictive covenant or association; legal and accounting expenses; Insurance Premiums; and compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operation, administration, maintenance and repair of the Property. Landlord may allocate any item of Operating Expenses that benefits multiple buildings on the Property among such buildings. Landlord may allocate any item of Operating Expenses among different portions or occupants of the Building or Property based on use or other considerations as determined by Landlord in Landlord's reasonable discretion. If there is less than ninety five percent (95%) occupancy during any period (including the calendar year 2018), Landlord shall adjust those Operating Expenses that are affected by variations in occupancy levels to the amount of Operating Expenses that would have been incurred had there been at least ninety-five percent (95%) occupancy. Operating Expenses accounting shall be consistently applied from year to year. During the first twelve (12) months of the Term, Tenant shall not be responsible for paying any excess over Tenant's Percentage of Operating Expenses Excess.

If, in any calendar year following the calendar year 2018 (such later year being a "Subsequent Year"), a new expense item is included in Operating Expenses which was not included in Base Operating Expenses, then the cost of such new item shall be added to Base Operating Expenses for purposes of determining the Operating Expenses Excess payable for such Subsequent Year and for each year thereafter, but only for so long as the new expense item is included in Operating Expenses. Conversely, when an expense item that was originally included in Base Operating Expenses is, in any Subsequent Year, no longer included in Operating Expenses, then the cost of such item shall be deleted from Base Operating Expenses for purposes of determining the Operating Expenses Excess payable for such Subsequent Year and for each year thereafter, but only for so long as the expense item is absent from Operating Expenses.

Notwithstanding the foregoing, Operating Expenses shall not include costs of alterations to the premises of other tenants of the Property, depreciation charges, interest and principal payments on mortgages, ground rental payments and real estate brokerage and leasing commissions; costs incurred for Landlord's general overhead and any other expenses not directly attributable to the operation and management of the Building or the Property; costs of selling or financing any of Landlord's interest in the Property; costs incurred by Landlord for the repair of damage to the Property to the extent that Landlord is reimbursed by insurance proceeds or other means or sources; reserves for future capital replacements; maintenance and replacement of structural elements of the Building and the Property (including the structural walls, foundations, concrete subflooring, structural elements of the roof and underground utilities); amounts paid for services provided by affiliates of Landlord, to the extent that the same exceed the amounts which would otherwise be payable for the same services had such services been performed by unaffiliated third parties; and the costs of services and utilities separately chargeable to individual tenants of the Building.

Notwithstanding the foregoing, the maximum increase in the amount of Controllable Operating Expenses (defined herein below) that may be included in calculating such Operating Expenses for each calendar year during the Term shall be limited to 5% per calendar year on a cumulative, compounded basis. For the purposes hereof, Controllable Operating Expenses means all Operating Expenses other than those expenses the increase in which is beyond the reasonable control of Landlord. By way of illustration and not limitation, examples of increases in Operating Expenses that are beyond the reasonable control of Landlord include Insurance Premiums, utilities, management fees, association charges, governmentally mandated charges, and wages and benefits.

8.    RECONCILIATION. Any failure by Landlord to deliver any estimate or statement of Additional Rent required under this Lease shall not operate as a waiver of Landlord's right to collect all or any portion of Additional Rent due hereunder. On an annual basis, Landlord shall provide Tenant with a reasonably detailed statement of all actual Operating Expenses and Taxes for the preceding year. If Tenant has made estimated payments of Operating Expenses or Taxes in excess of the actual amount due, Landlord shall credit Tenant with any overpayment against the next Rent otherwise due, provided, however, if such overpayment occurs within the final year of the Term, then Landlord shall use commercially reasonable efforts to timely reimburse Tenant in the amount of such overpayment in cash as part of Landlord's reconciliation procedure at the end of the Term. If the actual amount due exceeds the estimated payments made by Tenant during the preceding year, Tenant shall pay the difference to Landlord within fifteen (15) business days and such obligation shall survive the expiration or earlier termination of this Lease.

Tenant shall have the right during the Term, by providing written notice to Landlord (the "Review Notice") within sixty (60) days after receiving Landlord's statement of actual Operating Expenses, to review Landlord's records relating to Operating Expenses for such year, but not for any prior year(s) to such period. If Tenant does not timely provide a Review Notice, Tenant's right to audit, contest, object or challenge Operating Expenses shall be waived, with Operating Expenses to be deemed approved by Tenant. Within a reasonable period of time after receipt of a timely Review Notice, Landlord shall make such records available for Tenant's review at either Landlord's home office or at the office of the property manager for the Building. If Tenant fails to give Landlord written notice stating in reasonable detail any objection to Landlord's statement of actual Operating Expenses within thirty (30) days after such records are made available to Tenant for review then Tenant shall be deemed to have approved Landlord's statement of Operating Expenses for such year and Tenant shall have no further right to object or contest such statement. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Operating Expenses for the year in question are less than reported in Landlord's statement, Landlord shall provide Tenant with a credit against future Rent then next due in the amount of any overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Expenses for the year in question are greater than reported in Landlord's statement, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this section shall be treated as confidential and Landlord may require that Tenant execute a confidentiality agreement as a condition of Tenant's review. If Tenant retains an agent to review Landlord's books and records for any year, such agent must (i) be a CPA firm (ii) not be compensated on a contingency basis, and (iii) execute a confidentiality agreement with respect to such review. Tenant shall be solely responsible for all costs incurred by Tenant in connection with such review. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to review Landlord's records or to dispute any statement of Operating Expenses if Tenant is in default or if Tenant has not first paid to Landlord the amount due as shown on Landlord's statement of actual Operating Expenses.

9.    INSURANCE.

(A)    Tenant shall maintain the following insurance in force from the date upon which Tenant first enters the Premises and throughout the Term and thereafter for so long as Tenant is in occupancy of any part of the Premises:

(i)    Commercial General Liability insurance with limits of at least $1,000,000 per occurrence, $2,000,000 general aggregate, and, if the Tenant manufacturers or produces a product, $2,000,000 products completed operations aggregate or such larger amounts as Landlord may reasonably require from time to time, covering bodily injury and property damage arising out of the use of the Premises, as well as products/completed operations, blanket contractual liability, personal injury and advertising liability;

(ii)    Worker's Compensation insurance as required by the state in which the Premises is located covering occupational injuries or disease to all employees of Tenant and to any contractors, subcontractors or other agents used by Tenant for work or other activities on or about the Premises. Such policy shall include Employer's Liability limits of at least $500,000 each accident, $500,000 each employee, and $500,000 disease;

(iii)    Business Automobile Liability insurance for all owned (Symbol 1), non-owned (Symbol 9) hired, rented and/or borrowed (Symbol 8) vehicles used by the Tenant, its employees or agents. Such policy shall include a combined single limit of liability of at least $1,000,000 per claim for bodily injury and property damage and shall provide that employees are insureds;

(iv)    Excess or Umbrella Liability insurance with a limit of at least $3,000,000 providing additional limits of insurance over the primary per occurrence and aggregate limits of the Commercial General Liability (including bodily injury, property damage, products/completed operations, personal/advertising injury and blanket contractual liability), Employer's Liability, and Business Auto Liability insurance required in (i), (ii), and (iii) above; and

(v)    Property insurance covering "all risk" of physical damage to Tenant's personal property and any property in the care, custody, and control of the Tenant. In addition this policy shall cover any direct or indirect physical damage to all alterations, additions, improvements (including carpeting, floor coverings, paneling, decorations, fixtures and any improvements or betterments to the Premises made by Tenant or by Landlord at Tenant's request or for Tenant's benefit) situated in or about the Premises. Such coverage shall be for the full replacement value of the covered property.

(B)    Tenant's Commercial General Liability, Property, and Excess Liability/Umbrella Liability policies shall name Landlord, Landlord's managing agent, and Landlord's mortgagee as Additional Insureds and shall be primary insurance as to any insurance carried by the parties designated as Additional Insureds. All policies purchased and maintained by Tenant to satisfy the requirements in this Lease must be purchased from an insurance company with a minimum rating of "A- X" or its equivalent :from one of the major rating agencies (AM Best, Moodys, Standard & Poors, Fitch) that is admitted or eligible to do business in the state where the Premises is located.

(C)    Tenant shall provide Landlord with a certificate of insurance for each policy simultaneously with the delivery of an executed counterpart of this Lease and prior to each renewal of such insurance. Such certificates of insurance shall be on an ACORD Form 27 or ISO Form 2026 or their equivalent, shall certify that such policy has been or shall be issued and that it provides the coverage and limits required above. The policy shall provide thirty (30) days' notice of cancellation for other than non-payment and ten (10) days for non-payment. Such notice is given to Landlord and the first named insured on the policy. In addition to providing the certificates of insurance required herein, Tenant shall also promptly furnish any additional information, including complete copies of Tenant's insurance policies, when received by Tenant, and as Landlord may request: from time to time pertaining to Tenant's insurance coverage. Tenant shall notify Landlord in writing at least sixty (60) days in advance if Tenant intends to or receives a notice that its insurance company intends to cancel or non-renew such insurance for any reason, other than non-payment, which in such case of non-payment is ten (10) days advance notice, or if the required coverage or limits are to be materially changed from the initial requirements in this Lease. In the event that the applicable statutory time period is less than sixty (60) days, then Tenant shall notify Landlord within three (3) business days of receipt of any cancellation or non-renew notice. In the event that Tenant fails to obtain or maintain the insurance required above or fails to provide the Certificates of Insurance required, Landlord may, at its option, obtain such insurance on behalf of Tenant. Tenant shall pay, as Additional Rent upon demand, the reasonable cost of such insurance plus a twenty-five percent (25%) surcharge. Landlord's failure to obtain such coverage on behalf of Tenant shall not limit Tenant's liability in the event of an uncovered loss.

(D)    Landlord shall carry or cause to be carried such insurance in amounts and with deductibles as a reasonably prudent landlord would purchase and maintain with respect to the Property. Tenant shall pay Tenant's Percentage of Landlord's insurance premiums ("Insurance Premiums") during the Term of the Lease as a part of Operating Expenses. Tenant shall not do or permit to be done anything which shall contravene, invalidate, or increase the cost of the Landlord's insurance and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord or its insurance companies relating to or affecting the condition, use, or occupancy of the Premises. If Tenant does conduct any activity within or about the Premises that results in an increase to the cost of Landlord's insurance Tenant shall reimburse Landlord for the entire amount of such additional premiums or surcharges on demand.

10.    WAIVER OF SUBROGATION. Notwithstanding any other language of this Lease to the contrary, Landlord and Tenant each waive their respective rights to recover :from the other for any and all loss of or damage to their respective property if such loss or damage is covered, or required by this Lease to be covered, by insurance. Tenant shall obtain an endorsement acknowledging such waiver from its insurance company(s) evidencing compliance with this section.

11.    SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord the amount of the Security Deposit specified in Section 1 of this Lease. Provided that Tenant has paid all amounts due and has otherwise performed all obligations hereunder, the Security Deposit shall be returned to Tenant without interest within thirty (30) days of the expiration of the Term, further provided that Landlord may deduct from the Security Deposit prior to returning it any amounts owed by Tenant to Landlord. If Tenant defaults under any provision of this Lease, Landlord may, but shall not be obligated to, apply all or any part of the Security Deposit to cure the default. In the event Landlord elects to apply the Security Deposit as provided for above, Tenant shall, within five (5) days after Landlord' s demand, restore the Security Deposit to the original amount. Furthermore, if Tenant defaults under this Lease more than two (2) times during any twelve (12) month period, irrespective of whether such default is cured, then, without limiting Landlord's other rights and remedies, Landlord may, in Landlord's sole discretion, modify the amount of the Security Deposit. Within ten (10) days after notice of such modification, Tenant shall submit to Landlord the required additional sums and Tenant's failure to do so shall constitute an Event of Default without further notice or right to cure, and Landlord shall have the right to exercise any remedy provided for in this Lease. Landlord may, at its discretion, commingle the Security Deposit with its other funds. Upon any sale or other conveyance of the Building, Landlord may transfer the Security Deposit (or any amount of the Security Deposit remaining) to a successor owner, and Tenant agrees to look solely to the successor owner for repayment of the same. The Security Deposit shall not operate as a limitation on any recovery to which Landlord may be entitled.

12.    USE. The Premises shall be used for the Permitted Use and for no other purposes whatsoever. Tenant shall not do or permit to be done in or about the Premises, Building or Property anything which is prohibited by any ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement, now in force or which may hereafter be enacted, including, without limitation, the Americans with Disabilities Act of 1990, as amended (collectively, "Applicable Law"). Tenant shall comply with all Applicable Law in its use of the Premises and common areas of the Property. Tenant use and cause all contractors, agents, employees, invitees and visitors of Tenant to use the Premises and any common area of the Property in such a manner as to prevent waste, nuisance and any disruption of other occupants. Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry or which is allowed by law. Tenant shall, at Tenant's sole cost and expense, make any changes necessary to bring the Premises into compliance with any Applicable Law, to the extent that such changes are required (i) in connection with any Alterations performed by or at the request of Tenant, (ii) to accommodate Tenant's employees with disabilities, (iii) as a result of Tenant's use or occupancy of the Premises for any purpose other than general office use, or (iv) as a result of any breach by Tenant of any of Tenant' s covenants or agreements under this Lease. The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any Applicable Law in the use or occupancy of the Premises, Building or Property shall be conclusive of that fact as between Landlord and Tenant.

13.    MAINTENANCE; SERVICES. Excepting only those obligations for which Landlord is expressly responsible pursuant to this Lease, Tenant will, throughout the Term and at its sole cost, keep and maintain the Premises and all fixtures and equipment located therein, including, without limitation, carpeting, wall-covering, doors, plumbing and other fixtures, and any alterations performed by Tenant or within the Premises, clean safe and in good working order, condition and repair and make all necessary repairs and replacements thereto, including, without limitation, replacing all interior broken glass with glass of the same size and quality as that broken and repairing or replacing all systems or portions of systems exclusively serving the Premises including, without limitation, electrical, mechanical, plumbing and heating, ventilating and air conditioning systems. By way of example, and not limitation, Tenant shall be responsible, at Tenant's sole expense, for repairing and/or replacing, carpet, marble, tile or other flooring, paint, wall coverings, corridor and interior doors and door hardware, telephone and computer equipment, interior glass, window treatments, ceiling tiles, shelving, cabinets, millwork and other tenant improvements. All repairs and replacements required of Tenant in connection herewith shall be of a quality and class at least equal to the minimum building standards established by Landlord and shall be done in a good and workmanlike manner in compliance with Applicable Law and the terms and conditions of this Lease; provided that Tenant's maintenance and repair obligations shall be subject to normal wear and tear. If Tenant fails to maintain the Premises in compliance with the terms hereof, Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required and Tenant shall reimburse Landlord for the cost thereof as Additional Rent upon demand. If Tenant uses heat generating machines or equipment in the Premises that materially affect the temperature otherwise maintained by the heating, ventilating and air conditioning system, Landlord reserves the right to install supplementary units for the Premises and the cost thereof, including the cost of installation, operation and maintenance, shall be paid by Tenant to Landlord as Additional Rent upon demand. Should Tenant require any additional service not provided by Landlord pursuant to this Lease, including any services furnished outside the Building's normal business hours, Landlord may, but shall not be obligated to, furnish such additional service and Tenant agrees to pay Landlord's charges therefor, including a reasonable administrative fee, any taxes imposed thereon, and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service, as Additional Rent upon demand. The current charge for after-hours HVAC usage is Thirty-Five Dollars ($35.00) per hour per zone.

Landlord shall maintain the roof, foundation, exterior walls, structural portions, elevators, if any, any common areas and electrical, plumbing, mechanical and fire protection systems (subject to systems exclusive to the Premises) of the Building, the cost of which shall be included as a part of Operating Expenses unless expressly excluded therefrom pursuant to Section 7 of this Lease, provided that Landlord shall have no obligation to make any repairs unless Landlord has first received written notice of the need for such repairs from Tenant. Notwithstanding the foregoing, any damage to the Property occasioned by the negligence or willful act of Tenant or any person claiming under Tenant, or contractors, agents, employees, invitees or visitors of Tenant or any such person, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its sole option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith and Tenant shall pay the cost therefor as Additional Rent upon demand.

In addition to the foregoing, during normal hours of operation of the Building throughout the Term, Landlord shall provide: (i) reasonable quantities of electricity for the common areas; (ii) electricity for Tenant's normal office use; (iii) heating, ventilation and air conditioning as required in Landlord's reasonable judgment for the comfortable use and occupancy of the Premises during the normal hours of operation of the Building; (iv) building standard window washing and five (5) days per week janitorial services; (v) water for drinking, cleaning and restroom purposes only, and (vi) such other services as Landlord reasonably determines are necessary or appropriate. The normal hours of operation of the Building shall be 7:00 a.m. through 6:00 p.m. Monday through Friday and 9:00 a.m. through 1:00 p.m. on Saturday, (except holidays), subject to adjustment from time to time by Landlord.

14.    SUBLEASE; ASSIGNMENT. Tenant shall not mortgage, pledge, hypothecate or otherwise encumber its interest in this Lease. Tenant shall not allow the Premises to be occupied, in whole or in part, by any other party and shall neither sublet the Premises, in whole or in part, nor assign this Lease, nor amend any sublease or assignment to which Landlord has consented, without in each case obtaining the prior written consent of Landlord. Any sublease or assignment, or amendment to any sublease or assignment, without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord' s option, constitute an Event of Default. The provisions of this section shall apply to a transfer, by one or more transfers, of all, or substantially all, of the business or assets of Tenant, of a majority of the stock, partnership or membership interests, or other evidences of ownership, of Tenant, and of any shares, voting rights or ownership interests of Tenant which results in a change in the identity of the entity or entities which exercise, or may exercise, effective control of Tenant as if such transfers were an assignment of this Lease. Tenant must request Landlord's consent to any assignment or sublease at least sixty (60) days prior to the proposed effective date of the assignment or sublease. At the time of its request, Tenant shall provide Landlord in writing: (a) the name and address of the proposed assignee or subtenant, (b) a complete copy of the proposed assignment or sublease, (c) reasonably satisfactory information about the nature, business, and business history of the proposed assignee or subtenant and its proposed use of the Premises, and (d) banking, financial or other credit information about the proposed assignee or subtenant sufficient to enable Landlord to determine its financial condition and operating performance. Landlord shall not unreasonably withhold, condition or delay its consent to Tenant's written request to sublease the Premises or assign this Lease which is made in compliance with the terms and conditions of this section. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Landlord's refusal to consent to any proposed assignment or sublease shall not be unreasonable if: (a) the financial condition or operating performance of the proposed subtenant or assignee, determined in Landlord's reasonable discretion, is less than the greater of the financial condition or operating performance of the Tenant on (i) the date of execution of this Lease or (ii) the date of Tenant's request for Landlord's consent to the proposed assignment or sublease, (b) Tenant is in default under any of the terms, covenants or conditions of this Lease, (c) the proposed use of the Premises may result in: (i) increased wear and tear on the Premises, Building or Property or (ii) any adverse effect on other tenants in the Building or adjacent buildings owned by Landlord, ( d) the proposed subtenant or assignee is a governmental agency, (e) Landlord has space available elsewhere in the Building which can accommodate the needs of the proposed subtenant or assignee or the proposed subtenant or assignee is a prospect to whom Landlord has made a proposal for the lease of space within the market area within the prior six (6) months, (f) the proposed assignee or subtenant is a tenant in any building owned by Landlord or any affiliate of Landlord including, without limitation, the Building, (g) the proposed subtenant or assignee would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement, (h) Landlord's lender, if any, does not consent to the proposed sublease or assignment.

Notwithstanding the foregoing, Landlord's consent shall not be withheld when Tenant is transferring its interest in the Premises pursuant to transactions with an entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's business or assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (a) Tenant is not then in default beyond all applicable notice and cure periods under this Lease, and (b) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (i) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (ii) the net worth of Tenant herein named on the date of this Lease. "Control," as used in this section, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. In addition, so long as Tenant remains substantially the same entity and meets the net worth requirement set forth in this paragraph, neither the raising of additional equity capital nor an initial price offering of Tenant's stock shall be deemed a transfer requiring Landlord' s consent hereunder.

No subletting or assignment shall release Tenant from Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Any subtenant shall, at Landlord's election, attorn to Landlord following any early termination of this Lease and any assignee shall be jointly and severally liable for the full performance of all of Tenant's obligations hereunder. Landlord may require, as a condition to granting Landlord's consent with respect to the provisions of this section, that the proposed subtenant or assignee enter into a written agreement with Landlord confirming the obligations of such subtenant or assignee under this Lease. Tenant shall pay, as Additional Rent on demand, all legal fees incurred by Landlord in connection with each proposed assignment or sublease whether or not Landlord's consent is obtained. If Tenant receives rent or other payments under any assignment or sublease in excess of the payments made by Tenant to Landlord under this Lease (as such amounts are adjusted on a per square foot basis if less than all of the Premises is transferred, and after deducting Tenant's costs of subletting), then Tenant shall pay Landlord fifty percent (50%) of such excess. Landlord's consent to one assignment or sublease shall not be deemed a waiver of the requirement of Landlord's consent to any subsequent assignment or sublease.

Notwithstanding the foregoing, Landlord's consent shall not be withheld when Tenant is transferring its interest in the Premises pursuant to transactions (A) with an entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's business or assets are transferred or (B) to any entity which controls or is controlled by Tenant or is under common control with Tenant (e.g., a wholly-owned affiliate or subsidiary or parent of Tenant), or (C) which constitute the initial public offering or regular trading of Tenant's securities on a national exchange (any such transfer being a "Permitted Transfer"); provided that in any of such events (a) no uncured Event of Default is then continuing under this Lease, (b) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (i) the net worth of Tenant immediately prior to such merger, consolidation or other transfer, and (ii) the net worth of Tenant as of the Date of this Lease, and (c) Tenant provides Landlord with notice of the transfer as soon as is reasonably practicable under the circumstances (which notice shall include proof that the subject transfer meets all of the requirements of this paragraph).

15.    INDEMNI1Y; NON-LIABILI1Y OF LANDLORD. Except to the extent of any gross negligence or willful misconduct of Landlord or its agents, as a material part of the consideration for Landlord's execution of this Lease, Tenant shall neither hold nor attempt to hold Landlord or its employees or Landlord's agents or contractors or their employees liable for, and Tenant covenants and agrees that it shall indemnify and defend Landlord for and against any and all penalties, damages, fines, causes of action, liabilities, judgments, expenses (including, without limitation, reasonable attorneys' fees) or charges incurred in connection with or arising from: (i) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (ii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or contractors, agents, employees, invitees or visitors of Tenant or any such person; (iii) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind, to the extent that Tenant or any such person has any legal or contractual duty relating thereto; (iv) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant; or (v) any matter occurring in the Premises during the Term.

Landlord, to the fullest extent not prohibited by law, shall not be liable for any damage occasioned by failure to keep the Premises, Building or Property in repair, nor for any damage done or occasioned by or from plumbing, gas, electricity, water, sprinkler, or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about the Premises or the Building nor from any damage occasioned by water, snow or ice being upon or coming through the roof, skylights, trap door or otherwise, nor for any damages arising from acts, or neglect of co-tenants or other occupants of the Building or of any owners or occupants of adjacent or contiguous property, nor for any loss of or injury to property or business occurring, through, in connection with or incidental to the failure to furnish any such services or the interruption of any services to the Premises. Further, Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft or any other criminal act, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, law of requisition or order of any governmental authority.

Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, whether or not Landlord is notified that such damages may occur. The term "Landlord", as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, means only the owner or owners at the time in question of the Landlord's interest in the Building, and in the event of any transfer or transfers of title to the Landlord's interest in the Building, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed. Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the Premises, is to the interest of Landlord, and any successor, in the Premises and the Building of which the Premises are a part. In no event whatsoever shall Landlord or any beneficiary of any trust of which Landlord is a trustee or any of Landlord's officers, directors, partners, managers, members, shareholders, agents, attorneys and employees ever be personally liable hereunder.

16.    UTILITIES. Tenant shall contract directly with public utility providers for all utilities which are separately metered to the Premises and shall pay such utility providers directly and promptly when due. If any utility, including electricity, is not separately metered to the Premises, the cost of such utility consumed on the Premises, as reasonably determined by Landlord, shall be paid by Tenant as Additional Rent. Tenant's obligation to pay for utilities provided to the Premises during the Term shall survive the expiration or earlier termination of the Lease. Tenant shall not utilize an alternative provider for a utility service other than the public utility provider servicing the Property unless Tenant shall first obtain the written consent of Landlord. Except to the extent attributable to any gross negligence or willful misconduct of Landlord or its agents, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interruption, or defect in the supply or character of the electric energy furnished to the Premises or Building. To ensure the proper functioning and protection of all utilities, Tenant agrees to abide by all reasonable regulations and requirements which Landlord may prescribe and to allow Landlord and its utility providers access to all electric lines, feeders, risers, wiring, and any other machinery within the Premises.

Notwithstanding the foregoing, if any interruption or discontinuance of any service to be provided to the Premises by Landlord pursuant to the terms of the Lease: (i) renders the entire Premises or a material portion thereof unusable for the Permitted Use, (ii) continues for more than five (5) consecutive business days without being cured by Landlord following Landlord's receipt of written notice from Tenant advising Landlord of the same, and (iii) is attributable to the willful neglect or negligence of Landlord, then, provided that Tenant does not use the affected portion of the Premises for the entire period of interruption, as Tenant's sole and exclusive remedy in connection with such interruption or discontinuance, Tenant shall be entitled to an equitable abatement of Base Rent, Operating Expenses Excess, and Tax Excess based on the relationship of the rentable area of the affected ·portion to the total rentable area of the Premises, which abatement shall commence on the sixth (6th) business day of the interruption and shall continue until Landlord has restored service; provided that the amount of any such abatement shall be reduced by the amount of any proceeds Tenant receives from its business interruption insurance policy in connection with such interruption.

17.    HOLDING OVER. If Tenant or any party claiming by or under Tenant remains in occupancy of the Premises or any part thereof beyond the expiration or earlier termination of this Lease, such holding over shall be without right and a tenancy at sufferance, and Tenant shall be liable to Landlord for any loss or damage incurred by Landlord as a result thereof, including consequential damages. In addition, for each month or any part thereof that such holding over continues, Tenant shall pay to Landlord a monthly fee for the use and occupancy of the Premises equal to one hundred fifty percent (150%) of the Rent payable for the month immediately preceding such hold over, and there shall be no adjustment or abatement for any partial month. The provisions of this section shall not be deemed to limit or exclude any of Landlord's rights of re-entry or any other right granted to Landlord hereunder, at law or in equity.

18.    NO RENT DEDUCTION OR SET OFF. Tenant's covenant to pay Rent is and shall be independent of each and every other covenant of this Lease. Tenant agrees that any claim by Tenant against Landlord shall not be deducted from Rent nor set off against any claim for Rent in any action. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any remedy provided in this Lease or at law. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

19.    CASUALTY. If the Premises or any part thereof are damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord. If the Premises or the Building are totally or partially damaged or destroyed by fire or other casualty, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage. Provided that such damage was not caused by the act or omission of Tenant or any of its employees, agents, licensees, invitees or subtenants, until the repair and restoration of the Premises is completed Base Rent, Base Operating Expenses and Operating Expenses Excess shall be abated for that part of the Premises that Tenant is unable to use without substantial interference and is not occupied while repairs are being made, based on the ratio that the amount of unusable rentable area bears to the total rentable area of the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises and the Building, provided, however, that Landlord shall not be obligated to spend more than the net proceeds of insurance proceeds made available for such repair and restoration nor shall Landlord be obligated to repair or restore, or to pay for the repair or restoration of, any furnishings, equipment or personal property belonging to Tenant or any alterations, additions, or improvements (including carpeting, floor coverings, paneling, decorations, fixtures) made to the Premises or Building by Tenant or by Landlord at Tenant's request or for Tenant's benefit. It shall be Tenant's sole responsibility to repair and restore all such items.

Notwithstanding the foregoing, (a) if there is a destruction of the Building that exceeds twenty-five percent (25%) of the replacement value of the Building from any risk, whether or not the Premises are damaged or destroyed, or (b) if Landlord reasonably believes that the repairs and restoration cannot be completed despite reasonable efforts within ninety (90) days after the occurrence of such damage, or (c) if Landlord reasonably believes that there shall be less than two (2) years remaining in the Term (exclusive of any extension options) upon the substantial completion of such repairs and restoration, or ( d) if any mortgagee or lender fails or refuses to make sufficient insurance proceeds available for repairs and restoration, or ( e) if zoning or other Applicable Law or regulations do not permit such repairs and restoration, Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within one hundred eighty (180) days after the occurrence of such damage. If this Lease is terminated pursuant to the preceding sentence, all Rent payable hereunder shall be apportioned and paid to the date of termination.

Notwithstanding anything to the contrary in this Section 19, in the event that (i) any damage by fire or other casualty for which Landlord is responsible for repairing pursuant to this Section 19 renders the entirety of the Premises unfit for occupancy by Tenant (including damage which renders the Premises inaccessible), (ii) Tenant does not occupy any portion of the Premises following the casualty event, (iii) Landlord does not exercise its right to terminate the Lease pursuant to this Section 19, and (iv) Landlord fails to substantially complete the repairs required of Landlord within two hundred seventy (270) days following the end of the casualty event, Tenant shall have the right to terminate the Lease by providing written notice to Landlord, such termination to be effective thirty (30) days after notice from Tenant is received by Landlord, unless Landlord substantially completes the repairs within such thirty (30) day period (in which case Tenant's termination election shall be deemed rescinded and shall have no force or effect).

All time periods provided in this Section for Landlord's performance shall be subject to extension on account of delays in effectuating a satisfactory settlement with any insurance company involved and events beyond Landlord's reasonable control. In the event of any damage or destruction to the Building or Premises, it shall be Tenant's responsibility to secure the Premises and, upon notice from Landlord, to remove forthwith, at its sole cost and expense, property belonging to Tenant or its licensees from such portion of the Premises as Landlord shall request.

20.    SUBORDINATION; ESTOPPEL LETTERS. This Lease is expressly subordinate to any current or future mortgage or mortgages placed on the Property and to all other documents executed in connection with any such mortgage. Tenant agrees not to pay rent more than thirty (30) days in advance and to attorn to any party acquiring rightful possession of the Premises by or through any such mortgage. Tenant agrees that from time to time it shall deliver to Landlord or Landlord's mortgagee or designee within ten (10) business days of the date of Landlord's or Landlord's mortgagees or such other designee's request, a statement, in writing and substantially in the form attached as Exhibit G hereto, certifying the information set forth therein and such other true statements as Landlord or Landlord's mortgagee or designee may require. Tenant's failure to execute and deliver such statements within the time required shall, at Landlord's election, be an Event of Default and shall also be conclusive upon Tenant that (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) that Landlord is not in default under any provisions of this Lease and that Tenant has no right of offset, counterclaim or deduction against Rent; and (c) not more than one month's Rent has been paid in advance.

Upon Tenant's request, provided that Tenant is not then in default under this Lease, Landlord shall obtain from any mortgagee of the Property a subordination, nondisturbance agreement in favor of Tenant and in a commercially reasonable form.

21.     ALTERATIONS; RESTORATION.

(A)    Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without first obtaining the prior written consent of Landlord which consent may be withheld in Landlord's reasonable discretion. Notwithstanding the foregoing, so long as Tenant provides Landlord with at least ten (I 0) business days' prior written notice of the same, Landlord's consent shall not be required with respect to "Cosmetic Work" (as hereinafter defined) costing up to Five Dollars ($5.00) per rentable square foot of the Premises, in the aggregate, in any twelve (12) month period. Cosmetic Work shall include only Alterations which (1) are purely cosmetic in nature (e.g., painting, carpeting) (2) do not require building permits, (3) neither affect the Building's systems nor its structural components, (4) do not require work to be performed inside the walls or above the ceiling of the Premises, and (5) are not visible from outside the Premises. All Alterations (i) must comply with all Applicable Law, (ii) must be compatible with the Building and its mechanical, electrical, heating, ventilating, air-conditioning and life safety systems; (iii) must not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; and (iv) must not affect the integrity of the structural portions of the Building. In addition, Landlord may impose as a condition to such consent such additional requirements as Landlord in its reasonable discretion deems necessary or desirable, including, without limitation: (a) Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; (b) Landlord's prior written approval of the time or times when the Alterations are to be performed; (c) Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; (d) Tenant' s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; (e) Tenant's delivery to Landlord of such bonds and insurance as Landlord customarily requires; (f) Tenant's payment to Landlord of a commercially reasonable fee for Landlord's supervision of any Alterations; (g) Tenant's and Tenant's contractor's compliance with such construction rules and regulations and building standards as Landlord promulgates from time to time; and (i) Tenant's delivery to Landlord of "as built" drawings of the Alterations in such form or medium as Landlord may require. All direct and indirect costs relating to any modifications, alterations or improvements of the Building, whether outside or inside of the Premises, required by any governmental agency or by law as a condition or as the result of any Alteration requested or effected by Tenant shall be borne by Tenant. Landlord may elect to perform such required modifications, alterations or improvements (at Tenant's sole cost and expense) or require such performance directly by Tenant; provided that if Landlord elects to perform any such required modification, alteration or improvement work, Tenant shall not be deemed in default under this Lease if, in the performance of such work, Landlord fails to meet any requirement of this Section 21. Tenant shall not permit any mechanic's lien or other liens to be placed upon the Premises or the Building as a result of any materials, services or labor ordered by or provided to Tenant or any of Tenant's agents, officers, or employees. Without waiving any other rights or remedies under this Lease, Landlord may bond or insure or otherwise discharge any such lien and Tenant shall reimburse Landlord for any amount paid by Landlord in connection therewith as Additional Rent upon demand.

(B)    Upon the expiration or earlier termination of the Lease, Tenant shall surrender the Premises in good working order and condition. Tenant shall remove any and all Alterations, trade fixtures, equipment, data/telecommunications cabling and wiring installed by or on behalf of Tenant and furniture from the Premises and Tenant shall fully repair any damage, including any structural damage, occasioned by the removal of the same. Notwithstanding the foregoing, Landlord may require that Tenant not remove any or all Alterations and any such Alteration or Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title thereto shall pass to Landlord under this Lease as by a bill of sale; provided that, if requested by Tenant, Landlord shall advise Tenant if an Alteration will need to be removed from the Premises at the time of Landlord's approval of such Alteration. At Landlord's election, all Alterations, trade fixtures, equipment, wire and cable, furniture, fixtures, other personal property not removed shall conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant shall pay Landlord all reasonable expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the Building or the Premises caused by removal of such property, and shall hold Landlord harmless from loss, liability, or expense arising from the claims of third parties such as Tenant's lenders whose loans are secured by such property. Tenant's obligations under this section shall survive the end of this Lease. Notwithstanding the foregoing, with the exceptions of (i) cabling, (ii) security systems, (iii) cubicles, (iv) audio/visual systems, and any portions of Tenant's Work that would cost more to remove than traditional office improvements, Tenant shall not be required to remove any Tenant's Work that is reflected on Schedule 1 to Exhibit E attached hereto upon the expiration or earlier termination of this Lease.

22.    DEFAULT; REMEDIES.

(A)    In addition to any other acts or omissions designated in this Lease as Events of Default, each of the following shall constitute an Event of Default by Tenant hereunder: (i) the failure to make any payment of Rent or any installment thereof or to pay any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and the continuance of such failure for more than five (5) days following written notice from Landlord to Tenant; provided, however, if, on two (2) occasions during any consecutive twelve (12) month period during the Term, Tenant fails to pay any installment of Rent when due but does pay the same within five (5) days after notice of such failure, then Tenant' s subsequent failure to pay any installment of Rent when due during said twelve (12) month period shall constitute an Event of Default hereunder without the need for notice or grace period; (ii) the use or occupancy of the Premises for any purpose other than the Permitted Use without Landlord's prior written consent or the conduct of any activity in the Premises which constitutes a violation of law; (iii) if the interest of Tenant or any part thereof under this Lease shall be levied on under execution or other legal process and said interest shall not have been cleared by said levy or execution or bonded around within thirty (30) days from the date thereof; (iv) if any voluntary or involuntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by or against Tenant or any guarantor of the Lease or if a receiver shall be appointed for Tenant or any guarantor or any of the property of Tenant or guarantor; (v) if Tenant or any guarantor of the Lease shall make an assignment for the benefit of creditors or if Tenant shall admit in writing its inability to meet Tenant's debts as they mature; (vi) if, for more than five (5) days, any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease, or mutually agreed to in writing by the parties, and provided that such five (5) day period shall not delay Landlord's right to obtain insurance on behalf of Tenant and to charge Tenant for the cost thereof pursuant to the terms of Section 9(D) of this Lease; (vii) if Tenant shall fail to promptly discharge or bond over any lien placed upon the Premises in violation of this Lease; (viii) if any Letter of Credit required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease, or mutually agreed to in writing by the parties; (ix) if Tenant shall abandon or vacate the Premises during the Term; (x) if Tenant shall fail to execute and deliver an estoppel certificate or subordination agreement as required hereunder; or (xi) the failure to observe or perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and which Tenant has not corrected within thirty (30) days after written notice thereof to Tenant; provided, however, that if said failure involves the creation of a condition which, in Landlord's reasonable judgment, is dangerous or hazardous, Tenant shall be required to cure same within 24 hours after receipt of notice thereof, and if a default which is not dangerous or hazardous cannot reasonably be cured within thirty (30) days then Tenant shall have such additional period of time as is reasonably necessary to effect a cure provided that Tenant promptly commences the cure and diligently pursues the same to completion; provided further that the cure periods set forth above shall not operate to delay any right of Landlord set forth in this Lease to perform on the account of Tenant.

(B)    Upon the occurrence of an Event of Default by Tenant, the cost of all unamortized brokerage commissions, rental abatements, legal fees, Tenant allowances, work performed by Landlord to the Premises, and any other Tenant inducements paid or provided under this Lease plus interest on the foregoing items accruing from the Commencement Date at the Default Rate shall immediately become due, and Landlord may, at its option, with or without notice or demand of any kind to Tenant or any other person, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein, and such rights and remedies shall be cumulative and none shall exclude any other right allowed by law:

(i)    Landlord may terminate this Lease, repossess and re-let the Premises, in which case Landlord shall be entitled to recover as damages (in addition to any other sums or damages for which Tenant may be liable to Landlord) a lump sum equal to the amount by which the present value of the excess Rent remaining to be paid by Tenant for the balance of the Term of the Lease exceeds the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting. For the purpose of determining present value, Landlord and Tenant agree that the interest rate shall be the rate applicable to the then-current yield on obligations of the U .S. Treasury having a maturity date on or about the Expiration Date. Should the fair market rental value of the Premises for the balance of the Term (after deduction of all anticipated expenses of reletting) exceed the value of the Rent to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to or otherwise credit Tenant for any such excess amount;

(ii)    Landlord may, without terminating the Lease, terminate Tenant's right of possession, repossess the Premises including, without limitation, removing all or any part of Tenant's personal property in the Premises and to place such personal property in storage or a public warehouse at the expense and risk of Tenant, and relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. Tenant shall pay to Landlord as damages a sum equal to all Rent under this Lease for the balance of the Term unless and until the Premises are relet. If the Premises are relet, Tenant shall be responsible for payment upon demand to Landlord of any deficiency between the Rent as relet and the Rent for the balance of this Lease, all costs and expenses of reletting, and all reasonable decoration, repairs, remodeling, alterations, additions and collection of the rent accruing therefrom. Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease. No re-entry or taking possession of the Lease Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any breach, and in addition to the other remedies it may have, recover as damages (in addition to any other sums or damages for which Tenant may be liable to Landlord) a lump sum equal to the amount by which the present value of the excess Rent remaining to be paid by Tenant for the balance of the Term of the Lease exceeds the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting. In the event Landlord repossesses the Premises as provided above, Landlord may remove all persons and property from the Premises and store any such property at the cost of Tenant, without liability for damage; and

(iii)    Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant hereunder, make any payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be payable to Landlord as Additional Rent on demand and Tenant covenants to pay such sums.

(C)    Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this section from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

(D)    Tenant shall promptly pay upon notice, as Additional Rent, all reasonable costs, charges and expenses incurred by Landlord (including, without limitation, reasonable fees and out-of-pocket expenses of legal counsel, collection agents, and other third parties retained by Landlord) together with interest thereon at the rate set forth in Section 5 of this Lease, in collecting any amount due from Tenant, enforcing any obligation of Tenant hereunder, or preserving any rights or remedies of Landlord; and Tenant shall pay all reasonable attorneys' fees and expenses arising out of any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

(E)    No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver by Landlord shall be valid unless in writing and shall not affect any provision other than the one specified in such written waiver and that provision only for the time and in the manner specifically stated in the waiver. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect said notice, suit or judgment. Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. Tenant expressly waives the service of any statutory demand or notice which is a prerequisite to Landlord's commencement of eviction proceedings against Tenant, including the demands and notices specified in any federal, state or local laws and ordinances.

(F)    Landlord shall not be in default under this Lease unless Landlord fails to perform its obligations hereunder within thirty (30) days after Landlord's receipt of written notice from Tenant specifying how Landlord has failed to perform such obligations and the act required to cure the same; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant shall have no right to terminate this Lease or withhold Rent payments as such amounts become due and payable hereunder.

23.    NOTICES. All notices permitted or required hereunder shall be in writing and (i) delivered personally, (ii) sent by U.S. certified mail, postage prepaid, with return receipt requested, or (iii) sent overnight by nationally recognized overnight courier and sent to the respective parties at the Notice Addresses provided in Section 1 of this Lease. If sent by U.S. certified mail, such notice shall be considered received by the addressee on the second (2nd) business day after posting. If sent by nationally recognized overnight courier, such notice shall be considered received by the addressee on the first (1st) business day after deposit with the courier. Notices may be given by an agent on behalf of Landlord or Tenant. Any notice from Landlord to Tenant shall also be deemed to have been given if delivered to the Premises, addressed to Tenant.

24.    EMINENT DOMAIN. If during the Term (a) the whole of the Premises or the Building shall be taken by any governmental or other authority having powers of eminent domain or conveyed to such entity under threat of the exercise of such power or (b) any part of the Premises or the Building shall be so taken or conveyed and as a result, the remainder of the Premises or the Building has been rendered impractical, in Landlord's sole judgment, for the operation of Landlord's rental activities on the Property, this Lease shall terminate on the date of the taking or conveyance, and Base Rent, Operating Expenses Excess, and Tax Excess shall be apportioned to the date thereof Tenant shall have no right to any apportionment of or any share in any condemnation award or judgment for damages made for the taking or conveyance of any part of the Premises or the Building; provided, however, that so long as Tenant's award does not diminish or otherwise adversely affect any award collectible by Landlord, Tenant shall be entitled to make its own claim for, and receive any separate award that may be made for, Tenant's loss of business, or for the taking of or injury to Tenant's improvements, or on account of any cost or loss Tenant may sustain in the removal of Tenant's trade fixtures, equipment, and furnishings, or as a result of any alterations, modifications or repairs which may be reasonably required by Tenant in order to place the remaining portion of the Premises not so condemned in a suitable condition for the continuance of Tenant's occupancy.

25.    QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

26.    RULES AND REGULATIONS. Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as

Exhibit B and with such reasonable modifications thereof and additions thereto as Landlord may from time to time reasonably make. Provided that Landlord enforces the rules and regulations uniformly against all tenants of the Property, Landlord shall not be liable for any violation of said rules and regulations by other tenants or occupants of the Building or Property.

27.    ENVIRONMENTAL. "Environmental Laws" shall mean all federal, state and local laws (including, without limitation, case and common law), statutes, regulations, rules, ordinances, guidance, permits, licenses, grants, orders, decrees and judgments relating to the environment, human health and safety. "Hazardous Substances" shall mean all explosive materials, radioactive materials, hazardous or toxic materials, wastes, chemicals or substances, petroleum, petroleum byproducts and petroleum products (including, without limitation, crude oil or any fraction thereof), asbestos and asbestos-containing materials, radon, lead, polychlorinated biphenyls, mold, urea-formaldehyde, microorganisms, and all materials, wastes, chemicals and substances that are regulated by any Environmental Law. Tenant shall not (i) manufacture, generate, utilize, store, handle, treat, process, or release any Hazardous Substances at, in, under, from or on the Premises or Property or (ii) suffer or permit to occur any violation of Environmental Laws with respect to the Premises or Property. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant's sole cost) and hold harmless Landlord and its partners, managers, members, officers, directors, employees, agents, successors, grantees, assigns and mortgagees from any and all claims, demands, liabilities, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action and losses of any and every kind and nature, including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of the rentable or usable space or of any amenity, natural resource damages, damages arising from any adverse impact on leasing space on the Premises or Property, and sums paid in settlement of claims and for attorney's fees, consultant's fees and expert's fees that may arise during or after the Term or any extension of the Term in connection with any breach by Tenant of the covenants contained in this section, the presence, release or threatened release of Hazardous Substances at, in, under, from, to or on the Premises or Property, or any violation or alleged violation of any Environmental Laws. For purposes of this section, the term "costs" includes, without limitation, costs, expenses and consultant's fees, expert's fees and attorney's fees incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration, monitoring or maintenance work. This covenant of indemnity shall survive the termination of this Lease. Notwithstanding the foregoing, the prohibition contained herein shall not apply to ordinary office products that may contain de minimis quantities of Hazardous Substances, provided such products are used in compliance with Environmental Laws; however, Tenant's indemnification obligations are not diminished with respect to the presence of such products. Tenant shall immediately notify Landlord of any release or threatened release at, in, under, from, to or on the Premises or Property.

Except with respect to hazardous conditions caused or contributed to by Tenant, Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims to the extent that the same arise out of the presence of Hazardous Substances on or below the Premises,

Building or Property, including Hazardous Substances located within existing Building mechanical, electrical, plumbing, and fire life safety systems.

28.    FINANCIAL STATEMENTS. From time to time, but not more often than twice each year, Tenant shall furnish Landlord within ten (10) business days of such request copies of financial statements showing Tenant's current financial condition and the results of the previous year's operations which shall be certified as true and correct by the chief financial officer, or other responsible officer, of Tenant.

29.    BROKERS. Landlord utilized the services of Cushman & Wakefield (the "Listing Broker") and Tenant utilized the services of Hughes Marino Inc. (the "Non-Listing Broker") in connection with this Lease. Tenant represents to Landlord that Tenant did not involve any other brokers in procuring this Lease. Landlord shall pay a commission to the Non-Listing Broker and the Listing Broker as is agreed to by the parties per a separate agreement. Tenant agrees to forever indemnify, defend and hold Landlord harmless from and against any commissions, liability, loss, cost, damage or expense (including reasonable attorneys' fees) that may be asserted against or incurred by Landlord by any broker other than the Listing Broker and Non-Listing Broker as a result of any misrepresentation by Tenant hereunder.

30.    MISCELLANEOUS.

(A)    Time is of the essence of this Lease and each of its provisions.

(B)    This Lease and all covenants and agreements herein contained shall be binding upon, apply, and inure to the respective heirs, executors, successors, administrators and assigns of all parties to this Lease; provided, however, that this Lease shall not inure to the benefit of any assignee, heir, administrator, devisee, legal representative, successor, transferee or successor of Tenant except upon the prior written consent of Landlord.

(C)    This Lease contains the entire agreement of the parties, all other and prior representations, negotiations and agreements having been merged herein and extinguished hereby. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party hereto unless in writing signed by both parties.

(D)    The captions of sections and subsections of this Lease are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such sections or subsections.

(E)    Interpretation of this Lease shall be governed by the laws of the state or commonwealth in which the Premises is located, without regard to conflict of laws. Tenant irrevocably submits to the nonexclusive jurisdiction of the courts of said state or commonwealth and agrees that all suits, actions, claims or proceedings may be heard and determined in such courts. Tenant waives any objection which it may have at any time to the laying of venue of any suit, action, claim or proceeding arising out of or relating to this Lease. The foregoing shall not be deemed to preclude

Landlord from bringing any suit, action, claim or proceeding in connection with this Lease in any other jurisdiction.

(F)    This Lease is and shall be deemed and construed to be the joint and collective work product of Landlord and Tenant and, as such, this Lease shall not be construed against either party, as the otherwise purported drafter of same, by any court of competent jurisdiction in order to resolve any inconsistency, ambiguity, vagueness or conflict, if any, in the terms or provisions contained herein.

(G)    In the event that either party thereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure labor, inability to procure materials or equipment or reasonable substitutes therefore, failure of power, fire or other casualty, restrictive government laws or regulations, judicial orders, enemy or hostile government actions, riots, insurrection or other civil commotions, war or other reason of a like nature not at the fault of the party delayed in performing any act as required under the terms of this Lease ("Force Majeure"), then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Force Majeure shall not operate to excuse Tenant from the prompt payment of Rent or any other payments required under the terms of this Lease.

(H)    Tenant shall reimburse Landlord as Additional Rent on demand for all reasonable out-of-pocket expenses, including without limitation legal, engineering or other professional services or expenses incurred by Landlord in connection with any requests by Tenant for consents or approvals hereunder to the extent that such consents or approvals are required hereunder; provided that the foregoing shall not create any right of Landlord to be reimbursed for the same expense more than one (1) time, and provided further that the foregoing reimbursement obligation of Tenant shall be subject to any applicable dollar maximums expressly set forth in this Lease.

(I)    A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

(J)    If more than one person or entity shall ever be Tenant, the liability of each such person and entity shall be joint and several.

(K)    If Tenant is a corporation, a limited liability company, an association or a partnership, it shall, concurrently with the signing of this Lease, at Landlord's option, furnish to Landlord certified copies of the resolutions of its board of directors (or of the executive committee of its board of directors) or consent of its members or partners authorizing Tenant to enter into this Lease. Moreover, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease and that Tenant is a duly organized corporation, limited liability company, association or partnership under the laws of the state of its incorporation or formation, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the laws of the state of its incorporation or formation and the laws of the jurisdiction in which the Building is located, has the power and authority to enter into this Lease, and that all corporate or partnership action requisite to authorize Tenant to enter into this Lease has been duly taken.

(L)    The submission of this Lease to Tenant is not an offer to lease the Premises, or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered an original Lease to Landlord and Landlord has duly executed and delivered an original Lease to Tenant. Notwithstanding the Commencement Date or Commencement Date contemplated in Section 1 hereof, this Lease shall take effect and be binding upon the parties hereto as of its execution and delivery.

(M)    This Lease may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Lease transmitted via facsimile (or other electronic means) shall be deemed an original signature and be binding upon the parties hereto.

(N)    Tenant represents and warrants to Landlord that neither Tenant nor any of Tenant's members, shareholders or other equity owners, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

31.    PARKING. At no additional cost, Tenant shall be entitled to the use of no more than four (4) parking spaces per one thousand (1,000) rentable square feet of the Premises. Tenant shall have the right to designate up to fifteen (15) of such spaces for use exclusively by Tenant and Tenant's invitees in covered parking areas approved by Landlord. With the exception of such designated exclusive covered spaces, all spaces to which Tenant shall be entitled shall be located in areas designated by Landlord and shall be provided on a non-excusive, first-come-first-served basis in common with other occupants and visitors of the Property. Landlord shall not be obligated to enforce parking limits. Tenant shall not use any parking space designated by Landlord as visitor parking or as exclusive to other parties. If Tenant uses parking in excess of that provided for herein, and if such excess use occurs on a regular basis, and if Tenant fails, after written notice from Landlord of any one violation, to reduce its excess use of the parking areas, then such excess use shall constitute an Event of Default under this Lease without further notice or opportunity to cure such Event of Default.

32.    SIGNAGE. Landlord, at Tenant's expense, shall furnish Tenant with Building standard suite entry, elevator lobby, and directory signage. Landlord may specify that the design of such signage be similar to, or consistent with, the design and location of other signs identifying tenants in the Building. Such signage shall be subject to all Applicable Law and ordinances. Upon termination of this Lease, Tenant shall remove such signage and repair any damage caused thereby.

33.    INTENTIONALLY OMITTED.

34.    CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice or liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim: (a) to enter the Premises upon not less than twenty-four (24) hours prior written or verbal notice (except in the event of an emergency, in which case no prior notice shall be required) for the purposes of examining the same or to make repairs or alterations or to provide any service; (b) to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, parking areas and any other common areas, (c) to change the name or street address of the Building or the suite number of the Premises; (d) to install, affix and maintain any and all signs on the exterior or interior of the Building; (e) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in, about and to the Building or common areas and for such purposes temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of common areas; (f) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (g) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (h) to show the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for reoccupancy; provided that Landlord may only show the Premises to prospective tenants during the final twelve (12) months of the Term and during any time when Tenant is in default; (i) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building; (j) to approve the weight, size and location of safes or other heavy equipment or other articles which may be located in the Premises and to determine the time and manner in which such articles may be moved in, about or out of the Building or Premises; and (k) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing or preservation of the Premises or Building. The reduction or elimination of Tenant's light, air or view shall not affect Tenant's liability under this Lease, nor shall it create any liability of Landlord to Tenant. Except in the event of an emergency, Landlord shall endeavor to minimize any unreasonable interference with Tenant's ongoing business operations and use and occupancy of the Premises in connection with the exercise of any of the foregoing rights under this Section 34.

35.    LEASE COMMENCEMENT/ACCEPTANCE OF PREMISES. At Landlord' s request, Landlord and Tenant shall enter into a commencement letter agreement (the

"Commencement Letter") in form substantially similar to that attached hereto as Exhibit F. Tenant's failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within fifteen (15) days shall be deemed an approval by Tenant of the statements contained therein.

36.    WAIVER OF RIGHT TO JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE PREMISES OR BUILDING (INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAWS, STATUTES, REGULATIONS, CODES OR ORDINANCES).

37.    RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

TENANT:	LANDLORD:

PLUM HEALTHCARE GROUP, LLC, a California limited liability company	BROOKWOOD CB I, LLC, a Delaware limited liability company
By: /s/ Naveed Hakim	By: Brookwood CB Investors, LLC a Delaware limited liability company, its Sole Member
Name: Naveed Hakim	By: Brookwood CB Co., LLC, a Delaware limited liability company, its Managing Member
Title: CFO	By: /s/ Kurt Zernich
Name: Kurt Zernich
Title: Authorized Signatory
Date: 4-3-18

BROOKWOOD CB II, LLC, a Delaware limited liability company

By: Brookwood U.S. Real Estate Aggregator, L.P. a Delaware limited partnership, its Sole Member

By: Brookwood U.S. Real Estate Fund GP, LLC, a Delaware limited liability company, its General Partner
By: /s/ Kurt Zernich
Name: Kurt Zernich
Title: Authorized Signatory
Date: 4-3-18

EXHIBIT A

THE PREMISES

EXHIBIT B

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations and Tenant shall cause all of its agents, contractors, subcontractors, employees, licensees, servants, invitees, and subtenants any persons or entities claiming through any of these persons or entities to faithfully observe and comply the following Rules and Regulations. Landlord shall enforce the rules and regulations uniformly against all tenants of the Property. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or the Real Property. In the event of any conflict between the terms of the Lease and the following Rules and Regulations (as the same may be amended by Landlord), the terms of the Lease shall control.

1.    Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2.    All keys to the Building, the Premises, rooms, mailbox, and toilet rooms, if any, shall be obtained from Landlord. The Tenant, upon termination of the tenancy, shall deliver to the Landlord the keys to the Building, the Premises, rooms, mailbox, and toilet rooms, if any, which shall have been furnished and shall pay the Landlord the cost of replacing any lost key or of changing the lock(s) opened by such lost key if Landlord deems it necessary to make such change. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises, without prior written, consent of Landlord and subsequent delivery of a duplicate key to Landlord. Landlord shall retain a master key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises.

3.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

4.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign a Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged a pass for access to the Building. The Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

5.    Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property, furniture, fixtures, and equipment ("FF&E") brought into the Building. If such safe or heavy property is requested by Tenant, Landlord shall require structural review of the proposed Tenant FF&E at Tenant's sole cost. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Premises, Building, its contents, occupants or visitors by moving or maintaining any such FF&E shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

6.    No bulky furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be reasonably designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior written notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

Notwithstanding the foregoing, all damage or injury to the Building or to the Premises, fixtures, appurtenances and/or equipment caused by the Tenant moving property in or out of the Building or the Premises or by Tenant's installation or removal of furniture, fixtures, or other property, or from any other cause of any kind or nature whatsoever due to carelessness, omission, neglect, or improper conduct, or other cause of the Tenant, its agents, employees, invitees, contractors or subcontractors shall be repaired, restored, or replaced promptly by the Landlord at Tenant' s sole cost and expense. Landlord shall have the right to control and operate the common areas of the Building, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings.

The sidewalks, halls, passages, exits, entrances, elevators and stairways, driveways, and parking areas shall not be obstructed by tenants or used by them for any purpose other than for ingress and egress from their respective Premises. The halls, corridors, passages, stairways, elevators, exits, entrances and roof are not for the use of the general public and Landlord shall in all cases retain the right to the control thereof and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation, and interests of the Building, the Property or its tenants, provided, however, that nothing herein contained shall be construed to prevent access by persons with whom Tenant normally deals in the ordinary course of Tenant's business, unless such persons are engaged in activities which are illegal or in contravention to these Rules and Regulations. Tenant and employees or invitees of Tenant shall NOT go upon the roof of the Building.

7.    The requirements of Tenant will be attended to only upon application at the office location designated by Landlord. Employees or agents of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8.    Tenant shall not disturb, solicit, or canvass any occupant of the Building or Property and shall reasonably cooperate with Landlord or Landlord' s agents to prevent same.

9.    Without the written consent of Landlord, Tenant shall not use the name of the Property in connection with or in promoting or advertising the business of Tenant except to identify Tenant's address.

10.    The toilet rooms, showers, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or agents, shall have caused it.

11.    Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's prior written consent first had and obtained. The floor load of the Premises is designed for up to 80 pounds live load.

12.    Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than normal office machines shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

13.    Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied or approved in writing by the Landlord.

14.    Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

15.    Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner unreasonably offensive or objectionable to Landlord or other occupants of the Building or Real Property by reason of noise, odors, or vibrations, or unreasonably interfere in any way with other tenants or those having business therein.

16.    No loud speakers, televisions, phonographs, radios or other devises shall be used in a manner so as to be heard or seen outside of the Premises or in neighboring space without the prior written consent of Landlord.

17.    Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises except for those vehicles which are used by a physically disabled person in the Premises. Bicycles must be stored only at designated bicycle racks.

18.    No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are reasonably objectionable to Landlord and other tenants.

19.    No Tenant shall occupy or permit any portion of the Premises to be occupied for the manufacture, sale, or use of liquor or narcotics in any form.

20.    Landlord will approve where and how wires and cables are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the prior written consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

21.    Landlord reserves the right to exclude or expel from the Building or Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

22.    Tenant, its employees and agents shall not loiter in the common areas including but not limited to the following: entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

23.    Tenant shall not waste electricity, water or air conditioning and agrees to use commercially reasonably efforts to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system. This includes the closing of exterior blinds, preventing the sun rays to shine directly into areas adjacent to exterior windows.

24.    Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or Landlord approved receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the Carlsbad area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. All garbage and refuse shall be placed by Tenant in the containers at the location prepared by Landlord for refuse collection, in the manner and at the times and places specified by Landlord. Tenant shall not burn any trash or garbage of any kind in or about the Premises or the Project. All cardboard boxed must be "broken down" prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash bins or enclosures. It is the Tenant's responsibility to dispose of pallets by alternative means. Should any garbage or refuse not be deposited in the manner specified by Landlord, Landlord may after three (3) hours verbal notice to Tenant, take whatever action necessary to correct the infraction at Tenant's expense.

25.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, including keeping doors and other means of entry into the Premises closed during normal business hours and securely locked before leaving the Premises, and that all water faucets, water apparatus, and electricity are entirely shut off before Tenant or Tenant's employees leave the Premises. Tenant shall be responsible for any damage to the Premises, the Building, the Project or other tenants or their property caused by a failure to comply with this rule.

26.    No contractors or vendors shall be allowed into the Building to perform services for Tenant without first providing Landlord evidence of required insurance.

27.    Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building or Real Property. Notwithstanding the foregoing, Landlord agrees to enforce the Rules and Regulations in a non-discriminatory manner.

28.    No awnings, rooftop equipment, or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No aerial antenna shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of Landlord first being obtained. Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord at any time without notice at Tenant's sole cost.

29.    No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Such window coverings must be of a quality, type, design and color in form with building standards in order to maintain an attractive exterior appearance for the Building. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove and destroy any such sign, placard, picture, advertisement, name or notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by the Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises: provided, however, that the Landlord may furnish and install a building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise install sunscreen on any window.

30.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

31.    The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant, to the satisfaction of the Landlord, and Tenant shall not place or permit any obstruction or materials in such areas. No exterior storage shall be allowed.

32.    Tenant shall use at Tenant' s cost such pest extermination contractors as Landlord may direct and at such intervals as Landlord may require.

33.    The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

34.    Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant and proof of Landlord required insurance. The food vendor shall service only the tenants that have a written request on file with Landlord. Under no circumstance shall any food vendor providing service to Tenant display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

35.    Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

36.    Tenant shall comply with any non-smoking ordinance adopted by Landlord and/or any applicable governmental authority. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas. Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles. No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project. Cigarettes shall be extinguished only in ash trays. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances (x) within any interior areas of the Project, or (y) within two hundred feet (200') of the main entrance of the Building or the main entrance of any of the adjacent buildings, or (z) within seventy-five feet (75') of any other entryways into the Building.

37.    Tenant and Tenant's employees, agents, contractors and other invitees shall not be permitted to bring firearms or weapons of any other type into the Building or surrounding areas at any time unless such person carrying the firearm or weapon has a required State or Federal CCW (Carry a Concealed Weapon) Permit.

38.    Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety security program developed by Landlord or required by law.

39.    Parking.

(a)    Automobiles must be parked entirely within the stall lines on the ground.

(b)    All directional signs and arrows must be observed.

(c)    The speed limit shall be 5 miles per hour.

(d)    Parking is prohibited in areas not striped for parking.

(e)    Parking cards and/or access cards or and/or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification and/or access card devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification and/or access card devices may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $50.00 for loss of any parking card and/or access card, as the case may be. There shall be an initial cost of $25.00 due at issuance for each parking card key and access card issued to Tenant. Tenant shall immediately notify Landlord of any missing or lost parking or access cards and of the need to deactivate any parking or access card upon termination of any employee.

(f)    Landlord (and its operator) may refuse to permit any person who violates the rules to park in the Building parking facility, and any violation of the rules shall subject the automobile to removal from the Building parking facility at the parker's expense.

(g)    All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

(h)    Loss or theft of parking identification devices from automobiles must be reported to the Building parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

(i)    The parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

(j)    Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal Laws.

(k)    Tenant agrees to acquaint all employees with these Rules and Regulations.

(l)    No vehicle shall be stored in the Building parking facility for a period of more than one (1) day.

40.    Tenant shall be responsible for the compliance of these Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

41.    Without limiting the other terms and provisions of the Lease, these common types of damages will be charged back to the Tenant if they are not corrected prior to vacating the Premises:

•Keys not returned to Landlord for ALL locks, requiring the service of a     locksmith and rekeying.

•Removal of all decorator painting, wallpapering and paneling, or Landlord's prior consent to remain.

•Electrical conduit and receptacles on the surface of walls.

•Phone outlets, wiring, or phone equipment added on wall surfaces.

•Security tape/magnetic tape switches for burglar alarm systems added to windows and door surfaces.

•Penetration of roof membrane in any manner.

•Holes in walls, doors, and ceiling surfaces.

•Addition or change of building standard door hardware.

•Painting or gluing of carpet or tile on floors.

•Glass damage.

•Damage to ceiling insulation.

•Stains or damage to carpeting beyond normal wear and tear.

•Damaged, inoperative, or missing electrical, plumbing, or HVAC equipment.

•Debris and furniture requiring disposal.

•Damaged or missing mini blinds, draperies, and baseboards.

•Installation of additional improvements without Landlord's prior written approval and obtainment of required City building permits.

EXHIBIT C

ADDITIONAL STIPULATIONS

The Additional Stipulation(s) listed below are hereby incorporated and made a part of the Lease to which this Exhibit C is attached hereto. The rights granted to Tenant in this Exhibit C are personal to Tenant and may not be assigned or transferred in any manner and shall automatically terminate in the event of any assignment or subletting.

1.    EXTENSION OPTION. So long as there exists no default beyond any applicable notice and cure period either at the time of exercise or on the first day of the Extension Term (as hereinafter defined) and Tenant has not assigned this Lease in whole or in part ( other than pursuant to a Permitted Transfer) nor sublet the Premises in whole or in part, Tenant shall have the option to extend the Term for up to two (2) consecutive periods of five (5) years apiece (each period being an "Extension Term") upon written notice to Landlord given not less than nine (9) months and not more than twelve (12) months prior to the scheduled expiration of the Term. If Tenant fails to exercise either option to extend the Term strictly within the time period set forth in this section, then Tenant's options to extend the Term shall automatically lapse and be of no further force or effect. In the event that Tenant exercises an option granted hereunder, the Extension Term shall be upon the same terms and conditions as are in effect under this Lease immediately preceding the commencement of such Extension Term except that the Base Rent due from the Tenant shall be increased to Landlord's determination of Base Rent as provided herein, and Tenant shall have no further right or option to extend the Term or to any abatements, improvement allowance or other inducements. If Tenant timely exercises its option to extend the Term, then no later than thirty (30) days following receipt of Tenant's notice, Landlord shall notify Tenant in writing of Landlord's determination of the Base Rent for the Extension Term ("Landlord's Rental Notice"). If Tenant does not object to Landlord's determination of the Base Rent by written notice to Landlord within ten (10) days after the date of Landlord's Rental Notice, then Tenant shall be deemed to have accepted the Base Rent set forth in Landlord's Rental Notice.

If Tenant timely objects to Landlord's Rental Notice, and the parties cannot agree on Base Rent for the Extension Term within thirty (30) days after Landlord receives Tenant's notice of objection, then the Term shall automatically be extended and Base Rent for the Extension Term shall be submitted to arbitration as follows: Base Rent shall be determined by impartial arbitrators (who shall be qualified real estate appraisers or brokers with at least ten (10) years of experience dealing with like types of properties in the market area), one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided, and shall reflect the greater of (i) the rate that would be agreed upon between a landlord and a tenant on or about the date on which the Extension Term is to begin for a comparable term and for space comparable to the Premises in the Building and buildings comparable to the Building in the market area, taking into account any material economic differences between the terms of this ease and any comparison lease, such as the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes and (ii) the Base Rent payable during the last month of the current Term. The unanimous written decision of the two first chosen (without selection and participation of a third arbitrator), or otherwise the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall select an impartial third arbitrator to determine the market value as herein defined. Such third arbitrator and the first two chosen shall render their decision within thirty (30) days following the date of appointment of the third arbitrator and shall notify Landlord and Tenant thereof, which decision shall be final and binding on the parties. Landlord and Tenant shall each pay the expenses of its own arbitrator and shall share the payment of expenses of the third arbitrator equally, regardless of the outcome of arbitration. If the dispute between the parties as to the Base Rent for the Extension Term has not been resolved before the commencement of the Extension Term, Tenant shall pay Base Rent for the Extension Term based upon the Base Rent designated by Landlord in the Landlord' s Rental Notice until either (i) agreement of the parties as to the fair market rent, or (ii) decision of the arbitrators, as the case may be, at which time Tenant shall promptly pay any underpayment of Base Rent to Landlord, or Landlord shall credit the overpayment of Base Rent against the next installment of rental or other charges due to Landlord.

2.    FACADE SIGNAGE. Upon Landlord's written approval of the location, material, size, design and content thereof, Tenant may, at its sole cost and expense (but at no fee or profit to Landlord), install one (1) "building top" sign on the exterior of the Building in a location approved by Landlord (collectively, "Tenant's Exterior Building Signage"). Tenant's Exterior Building Signage shall contain only Tenant's name and no advertising material, shall be in accordance with all Applicable Law, and shall be installed by a contractor or other party which meets with Landlord's prior approval. Tenant shall be solely responsible for obtaining any necessary permits or governmental approvals required for Tenant's Exterior Building Signage, shall remove Tenant's Exterior Building Signage upon the expiration or earlier termination of this Lease, and shall reimburse Landlord for the cost of repairing any damage caused thereby. Tenant acknowledges and agrees that Landlord shall have the right, from time to time, to adopt new sign criteria governing the Building, and that, in connection therewith, Tenant, at Tenant's sole cost and expense, shall cause Tenant's Exterior Building Signage to be aesthetically compatible to any such newly adopted sign criteria. At its expense, Tenant will maintain Tenant's Exterior Building Signage in good condition and repair and if Tenant fails to do so, Landlord may remove Tenant's Exterior Building Signage at Tenant's expense upon five (5) days prior notice.

3.    MONUMENT SIGNAGE. Tenant, at Tenant's sole cost and expense (but at no fee or profit to Landlord), shall be entitled to Building standard monument signage ("Monument Signage") in a location designated by Landlord; provided, however, that the precise design of such Monument Signage shall be subject to Landlord' s prior written approval. Tenant's

Monument Signage shall be subject to all Applicable Law. Landlord shall not unreasonably withhold its approval of the plans for Tenant's Monument Signage, provided, however, that Landlord may specify that the design of Monument Signage be similar to, or consistent with, the design of other monument signage of other tenants in the Building.

4.    TERMINATION OPTION. During the initial Term only, so long as there exists no default either at the time of exercise or on the Early Termination Date (as hereinafter defined), the Tenant named herein has not assigned any portion of this Lease ( other than pursuant to a Permitted Transfer) nor sublet any portion of the Premises, Tenant shall have a one (1) time right to terminate this Lease (the "Termination Right") effective at any time after the end of the sixtieth (60th) complete calendar month following the Rent Commencement Date (the "Early Termination Date") upon not less than nine (9) months and not more than twelve (12) months prior written notice to Landlord. Following such notice, Tenant shall deliver to Landlord, prior to the scheduled Early Termination Date, a termination payment equal to the sum of (i) the unamortized balance of Landlord's "Lease Costs" (as hereinafter defined) plus (ii) three (3) full months of Base Rent at the rate payable as of the final month of the Term. If Tenant fails to exercise the Termination Right strictly in accordance with this section, time being of the essence, then the Termination Right shall automatically lapse and Tenant shall have no right to terminate this Lease. Upon timely exercise of the Termination Right in compliance with the terms hereof, the Early Termination Date shall be deemed the Expiration Date and Tenant shall surrender the Premises on or before the Early Termination Date in accordance with the terms of this Lease. Notwithstanding the foregoing, any failure of Tenant to timely deliver the termination payment or to timely surrender the Premises in strict accordance with the terms of this section shall be an incurable default not requiring the delivery of any further notice to Tenant, and in such event, Landlord, in Landlord's sole and absolute discretion, may elect to either (a) treat such failure as a failure of a necessary condition to the effectiveness of Tenant's exercise of the Termination Right, in which case Tenant's notice electing to terminate the Lease shall be deemed revoked and this Lease shall continue in effect without any further right of Tenant to terminate the Lease, or (b) Landlord may elect to treat Tenant's exercise of the Termination Right as effective notwithstanding such failure, in which case such failure shall be deemed a holdover of Tenant for each day that such failure continues beyond the Early Termination Date. For the purposes hereof, "Lease Costs" shall be the cost of all brokerage commissions, rental abatements, legal fees, Tenant allowances, work performed by Landlord to the Premises, and any other Tenant inducements paid or provided under this Lease plus interest on the foregoing items accruing from the Rent Commencement Date at the rate of eight percent (8%) per annum. For purposes of determining the unamortized balance of Lease Costs, Lease Costs shall be amortized on a straight line basis over the initial Term.

5.    RIGHT OF FIRST REFUSAL. Provided that (i) Tenant is not then in default under this Lease beyond any applicable notice and cure period and no condition exists which, with the giving of notice or passage of time or both, would constitute an Event of Default hereunder, (ii) this Lease is then in full force and effect, (iii) the Tenant named herein has not assigned this Lease (other than pursuant to a Permitted Transfer) or sublet any part of the

Premises and is then in actual occupancy of the entire Premises demised hereunder, and (iv) Tenant's financial condition meets the financial criteria Landlord requires for the lease of such space, if, during the initial Term, Landlord receives a proposal or expression of intent to lease from a third party which Landlord is willing to accept ( an "Offer") for the lease of all or any portion of any adjacent space on the third (3rd) floor of the Building, then Landlord shall notify Tenant of the Offer and shall provide Tenant with a redacted copy of the Offer, for verification purposes. Tenant shall thereupon have the one time right and option to lease the space described in the Offer (the "Offered Space") upon such terms and conditions as are set forth in the Offer by delivering final and irrevocable notice to Landlord within five (5) days after receipt of Landlord's notice, time being of the essence. Promptly following Tenant's election to the lease the Offered Space, the parties shall enter into an amendment to this Lease on a form prepared by Landlord incorporating the Offered Space as part of the Premises; provided, however, that the execution of such amendment shall not be a condition to the effectiveness of Tenant's election to lease the Offered Space. If Tenant fails to lease the Offered Space in compliance with the terms and conditions of this section then Tenant shall have no further rights under this section. Tenant's rights under this section will be subject to the rights of expansion, renewal, first refusal, first offer, or similar rights contained in any then existing lease or leases of the Offered Space, as the same may be amended from time to time. Landlord shall not be liable for any damages for any holdover tenant or other occupant of any Offered Space.

6.    SATELLITE DISH. At no additional cost, Tenant shall have the right, at its sole cost and expense, to install a satellite transmission and receiving dish on the roof of the Building ("Roof Equipment") for its own use provided (a) Tenant complies with all local, state and federal laws pertaining to the installation, maintenance, operation, removal and replacement of any of Tenant's Roof Equipment; (b) Tenant does not do any act which would invalidate any roof warranty or guaranty which now or hereafter relates to the roof of the Building; (c) the area required for Tenant's Roof Equipment shall not exceed 1.5 meters and Tenant shall obtain Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, as to the location and general aesthetics of Tenant's Roof Equipment (provided that Landlord may require adequate screening); (d) Tenant obtains all required operating permits and approvals from any governmental entity with jurisdiction over such activities; (e) Tenant, at its sole cost and expense, shall maintain the Tenant's Roof Equipment and adequate insurance thereon; (f) in the event of any damage caused to the Building (including, without limitation, the roof or any exterior portions thereof) by reason of the installation, maintenance, operation, removal or replacement of any of Tenant's Roof Equipment, Tenant shall, at Landlord's option (1) promptly repair such damage; or (2) promptly reimburse Landlord for reasonable out-of-pocket costs and expenses incurred by Landlord in repairing such damage; (g) Tenant shall use such contractors and observe such requirements as reasonably required by Landlord; (h) Tenant shall remove Tenant's Roof Equipment upon the expiration or sooner termination of the Term of this Lease; and (i) the installation and operation of Tenant's Roof Equipment does not adversely affect the operation of any equipment on the roof of the Building pre-dating the installation of Tenant's Roof Equipment. If any transmissions from the Roof Equipment interfere with transmissions sent or received by satellite dishes of other tenants of the Building or adjacent buildings, Tenant will take all measures necessary to eliminate such interference. All maintenance, repair, and removal work performed in connection with the Tenant's Roof Equipment shall be performed using contractors approved by Landlord and observing such requirements as reasonably required by Landlord. The provisions of this section shall survive the termination of this Lease.

7.    CALIFORNIA LAW. Notwithstanding anything to the contrary contained elsewhere in the Lease, the following provisions concerning California law are incorporated herein:

(a)    Repairs. Tenant hereby waives the benefits of the provisions of California Civil Code Sections 1932 (1), 1941, and 1942 and any other similar laws, statues or ordinances now or hereafter in effect regarding Landlord's obligations for Tenant habitability of the Premises and Tenant's right to make repairs and deduct the cost of such repairs from Rent and or terminate the Lease as a result of any failure by Landlord to maintain or repair.

(b)    Liens. In the event that Tenant shall cause any liens to be placed on the Premises, Landlord may, within five (5) business days of notice to Tenant, and without waiving its rights based on such breach, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all amounts incurred by Landlord in so doing shall become immediately due and payable by Tenant to Landlord as Additional Rent.

(c)    Damage or Destruction. Landlord and Tenant acknowledge that the Lease constitutes the entire agreement of the parties regarding events of damage or destruction, and Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and any similar statute now or hereafter in force.

(d)    Remedies Upon Default. If Landlord chooses to repossess the Premises as result of an Event of Default, then this Lease will automatically terminate in accordance with the provisions of California Civil Code Section 1951.2. In addition, Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, California Civil Code Section 3275 or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant.

(e)    Intentionally Omitted.

(f)    Continuation After Default. In event that Tenant's right to possession is not terminated after an Event of Default, Landlord may, without limitation of any other remedies allowed under this Lease, exercise all of the rights and remedies of a Landlord under Section 1951.4 of the California Civil Code, or any successor statute.

(g)    Eminent Domain. Tenant hereby waives and releases any right to terminate this Lease under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure, or under any similar law, statute or ordinance now or hereafter in effect.

(h)    Notice. Tenant hereby agrees that service of notice in accordance with the terms of the Lease shall be in lieu of the methods of service specified in Section 1161 of the California Code of Civil Procedure. The provisions of subdivision (a) of Section 1013 of the California Code of Civil Procedure, extending the time within which a right may be exercised or an act may be done, shall not apply to a notice given pursuant to this Lease.

(i)    Hazardous Substances. Landlord hereby notifies Tenant, and Tenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code Section 25359.7 (or any successor statute), that Landlord knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), such as common cleaning supplies, office supplies, spillage of petroleum from motor vehicles, and other consumer products, may have come to be located on or beneath the Premises.

(j)    Warranties. Tenant, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Landlord and its officers, directors, members, managers, authorized persons, partners, agents, affiliates, successors and assigns from, and waives any right to proceed against Landlord and such related persons and entities for, any and all costs, expenses, claims, liabilities and demands (including attorney's fees and costs) at law or in equity, whether known or unknown, arising out of the physical, environmental, economic, legal, or other condition of the Premises, including any claims for contribution pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other hazardous material laws which Tenant, or any of its agents, affiliates, successors or assigns, has or may have in the future. Without limiting the foregoing, Tenant hereby specifically waives the provisions of Section 1542 of the California Civil Code which provide: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HA VE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

(k)    In accordance with California Civil Code Section 1938, Landlord hereby informs Tenant that as of the Date of this Lease, the Premises have not been inspected by a Certified Access Specialist (as defined in California Civil Code section 55.52(3)) ("CASp"). Civil Code Section 1938(e) provides:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a

CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

Accordingly, Landlord and Tenant hereby mutually agree that if Tenant desires to obtain a CASp inspection, (i) the CASp inspection shall be at Tenant's sole cost and expense, (ii) the inspection shall be performed by a CASp that is currently certified in California and has been reasonably approved by Landlord, (iii) the CASp inspection shall take place during regular business hours with at least five (5) business day's prior written notice to Landlord and shall not materially disrupt any of the other tenants within the Building, (iv) Tenant shall promptly provide Landlord with a copy of the final report prepared in connection with the CASp inspection (the "CASp Report"), and (v) Tenant shall be solely responsible for promptly making any repair or modifications necessary to correct violations of construction-related accessibility standards that are noted in the CASp Report and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant' s failure to promptly make such repairs. Tenant hereby acknowledges and agrees that the CASp Report is to be kept strictly confidential, except as necessary for Tenant to complete repairs and correct violations of construction-related accessibility standards as noted in the CASp Report. Accordingly, except as provided above or as may be required by law or court order, Tenant shall not release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any information contained in the CASp Report. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

(l)    Energy Use Disclosure Requirements Throughout the Term, and within ten (10) business days following Landlord' s written request, Tenant shall deliver to Landlord such information and/or documentation as Landlord requires and otherwise cooperate with Landlord (including, but not limited to, the execution of any documentation) to assist Landlord in its compliance with the Nonresidential Building Energy Use Disclosure Program set forth in California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Sections 1680 et. seq. (and pursuant to Public Resources Code Section 25402.10), any successor or related statute(s) and/or code(s), and any other energy use disclosure requirements or programs required by law.

EXHIBIT D

LANDLORD'S WORK LETTER

1.    Landlord's Work. Landlord, at Landlord's sole cost, will make certain improvements to (i) the common areas of the third (3rd) floor of the Building and (ii) the existing fitness center located on the first (1st) floor of the building commonly known as 2173 Salk Avenue in Carlsbad, California (collectively, "Landlord's Work"), as set forth on the space plans (collectively, "Landlord's Plans") attached hereto as Schedule A. Landlord shall be responsible for making any alterations or repairs to the Building, the common areas located therein, or the Premises that are required as a result of Landlord's Work in order to comply with Applicable Laws. Tenant shall have no right to request that Landlord's Plans be revised to reflect any work which is not contemplated on Schedule A attached hereto. Except as may be otherwise shown on Landlord's Plans, Landlord shall perform Landlord's Work using building standard materials, quantities and procedures then in use by Landlord.

A portion of Landlord's Work is to be performed in close proximity to the Premises during Tenant's performance of Tenant's Work (as defined in the Tenant's Work Letter attached as Exhibit E to this Lease), and Landlord agrees to work in harmony with Tenant's contractors and use commercially reasonable efforts to perform Landlord's Work in a manner that minimizes disruption to Tenant's Work. Notwithstanding the foregoing, Tenant agrees to cooperate with Landlord and Landlord's contractor and to follow all reasonable directions given by Landlord in connection with the performance of Landlord's Work. Tenant agrees to remove equipment and other personal property from any Landlord's Work area promptly upon receiving a request to do so from Landlord or Landlord's agents. Tenant shall determine what measures are necessary to protect Tenant's Work and the personal property of Tenant and Tenant's agents from dirt, dust or paint resulting from Landlord's Work, and Tenant shall be fully responsible for taking such measures. Except with for Landlord's negligence or willful misconduct, Landlord shall not be liable to Tenant for injury or damage which may be sustained by the person or property of Tenant, its employees, agents, invitees or customers, or any other person arising out of or during construction of Landlord's Work.

2.    Substantial Completion. "Substantial Completion" or "Substantially Complete" means that Landlord's Work has been completed subject to any minor or insubstantial details of construction, decoration or mechanical adjustment that remain to be performed (i.e., punch-list items). Landlord shall use commercially reasonable efforts to Substantially Complete Landlord's Work on or before August 1, 2018. If Landlord is unable to Substantially Complete Landlord's Work on or before August 1, 2018 (the "Scheduled Completion Date"), subject to delays caused by Force Majeure (as defined in Section 30G of the Lease), permitting delays not caused by Landlord, and/or Tenant Delay (as defined in Section 3 of this Work Letter), then Tenant shall be entitled to a day for day credit against Base Rent for each day following the Scheduled Completion Date until Landlord Substantially Completes Landlord's Work. Notwithstanding the

foregoing or any language of the Lease to the contrary, if Landlord's Work is delayed by a Tenant Delay (as defined below) then Tenant shall begin paying Rent as required under the Lease as of the date the Rent Commencement Date would have occurred but for such Tenant Delay.

3.    Tenant Delay. In addition to any other occurrence defined in the Lease or in this Landlord's Work Letter as Tenant Delay, "Tenant Delay" means the occurrence of any one or more of the following which cause a delay in the completion of Landlord's Work: (i) Tenant is Delinquent (as hereafter defined) in submitting to Landlord any information, authorization or approvals requested by Landlord in connection with the performance of Landlord's Work; (ii) the performance or completion of any work or activity by a party employed by Tenant, including any of Tenant's employees, agents, contractors, subcontractors and materialmen that continues for more than one (1) day after notice thereof from Landlord; (iii) any postponements or delays requested by Tenant and agreed to by Landlord regarding the completion of Landlord's Work; (iv) any error in Landlord's Work caused or related to any act or omission by Tenant or its employees or agents; (v) the performance of any Changes (as defined below); or (vi) any other act or omission of Tenant (including any contractors selected by Tenant) which causes a delay in the completion of Landlord's Work that continued for more than one (1) day after notice thereof from Landlord. For the purposes of this Section, the term "Delinquent" shall mean that the action or communication required of Tenant is not taken within three (3) business days following request by Landlord.

4.    Changes to Landlord's Work. Tenant will have no right to make any changes ("Changes") to Landlord' s Plans or Landlord' s Work without the prior written consent of Landlord (which may be withheld in Landlord's sole and absolute discretion) and the execution by Landlord of a written change order which specifies (i) the nature of the Changes and (ii) an estimate of the cost to Tenant as a result of such Changes. Tenant shall be solely responsible for the costs of all Changes, and Tenant shall pay such costs as Additional Rent upon demand.

SCHEDULE A

FITNESS CENTER PLAN

EXHIBIT E

TENANT'S WORK LETTER

1.    Tenant's Work. Tenant shall perform all work ("Tenant's Work") necessary to prepare the Premises for Tenant's occupancy in accordance with the plans and specifications (collectively, "Tenant's Plans") attached hereto as Schedule 1. Any Tenant's Work not reflected in Schedule 1 shall be set forth in detailed plans prepared by a licensed architect and shall be subject to Landlord's prior written approval, not to be unreasonably withheld.

2.    Tenant's Performance of Tenant's Work. Tenant shall promptly, and with all due diligence, perform Tenant's Work in accordance with (i) Tenant's Plans as set forth on Schedule 1 and (ii) those construction rules and regulations of the Property attached hereto as Schedule 2 (the "Construction Rules"). Tenant shall obtain all necessary governmental permits and approvals for Tenant's Work, and Tenant shall have Tenant's Work performed by contractors reasonably approved by Landlord, which contractors shall maintain such insurance as the Landlord may reasonably require. Upon notice to Tenant, Landlord shall have the right to reasonably modify the Construction Rules and/or to prescribe such additional reasonable rules and regulations relative to the performance of Tenant's Work and any other work which Tenant may perform under this Lease, and Tenant shall abide by all such rules and regulations and shall use its best efforts to cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. All of Tenant's Work shall be done in accordance with Tenant's Plans and in a good and workmanlike manner and in compliance with Applicable Law and all insurance requirements set forth in the Lease. Notwithstanding the foregoing, Landlord shall be responsible for making any alterations to the Building and common areas located therein that are required as a result of Tenant's Work in order to comply with Applicable Laws and Tenant shall be responsible for any modifications to the Premises that are required as a result of Tenant's Work. Except as may be otherwise shown on Tenant's Plans, Tenant shall perform Tenant's Work using building standard materials, quantities and procedures then in use by Landlord unless otherwise agreed to. It shall be Tenant's obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the Premises to the extent required by Applicable Law, and Tenant shall submit to Landlord a copy of the same together with waivers of liens from all of Tenant's contractors in recordable form. Tenant shall also prepare and submit to Landlord promptly after Tenant's Work is substantially complete a set of as-built plans in both print and electronic forms showing the work performed by Tenant to the Premises including, without limitation, any wiring or cabling installed by Tenant or Tenant's contractor for Tenant's computer, telephone and other communication systems.

3.    Tenant Allowance: Moving Allowance. Subject to the terms and conditions hereof, Landlord agrees to provide to Tenant an allowance equal to [***] (the "Tenant Allowance"). The Tenant Allowance shall be used and applied by Tenant solely on account of the cost of Tenant's Work in accordance with this paragraph and not the cost of Landlord's Work or any other work. The Tenant Allowance shall be paid by Landlord to Tenant upon submission of paid invoices (together with such supporting documentation as Landlord may reasonably request) by Tenant or evidence that the invoiced costs will be paid for with Landlord's disbursement, together with a certification from Tenant's architect on the American Institute of Architects (AIA) standard form or such form as may be mutually agreed to by the parties that all of the work or supplies so invoiced have in fact been provided to the Premises. Each request for payment must be accompanied by partial releases (or, in the case of final payment, final releases) of lien rights from all contractors and subcontractors. Each request for payment shall also be deemed to be a certification by Tenant that all of the invoices, paid or unpaid, for which payment is requested from the Tenant Allowance relate to the Tenant Work and have been incurred by Tenant. Until Tenant's Work is seventy-five percent (75%) complete, disbursement of the Tenant Allowance for the foregoing purposes shall be made not more frequently than once per month in an amount equal to eighty-five percent (85%) of the amount requested by Tenant within fifteen (15) days. At such time as Tenant's Work is seventy-five percent (75%) complete and thereafter, remaining disbursements of the Tenant Allowance shall be in an amount equal to ninety percent (90%) of the amount requested by Tenant. The remaining ten percent (10%) (the "Retention Amount") shall be paid to Tenant forty (40) days after the receipt of final unconditional lien releases from all Tenant's contractors, subcontractors, suppliers and materialmen, provided, however, that (i) no Retention Amount shall be withheld where the request is for the payment of an invoice from a supplier who has no lien rights and (ii) the Retention Amount for any given trade shall be paid by Landlord upon the satisfactory completion of all of the work to be performed by that trade and Landlord's receipt of all lien releases and any other supporting documentation reasonably requested by Landlord with respect thereto. Except as provided in the previous sentence, Landlord shall not be obligated to make any payments if there are any liens, suits, actions or proceedings pending which may affect the Building or the Property with respect to any Tenant Work or if an Event of Default exists at the time a disbursement is requested or is otherwise to be made. Tenant may bond or otherwise discharge any lien and, as long as there is no effect on the Building or the Property from the underlying dispute, Landlord shall disburse the unused Tenant Allowance in accordance with the foregoing provisions

For the purposes hereof: the costs to be paid from the Tenant Allowance include the hard costs of Tenant's Work, a construction management fee payable to Hughes Marino, Inc., acting as Tenant's construction manager, in an amount equal to four percent (4%) of the lesser of (y) the Tenant Allowance and (z) the hard costs of Tenant's Work (which construction management fee shall be in lieu of any construction management fee collectible by Landlord), together with Tenant' s actual out-of-pocket engineering, architectural and permitting costs. Except as expressly stated in this Tenant's Work Letter to the contrary, Landlord shall have no obligation to pay any portion of the Tenant Allowance for the cost of any of Tenant's personal property, trade fixtures, trade equipment, furniture, Move-In Costs (as defined below), security systems, signage, or cabling/wiring. Landlord shall be under no obligation to apply any portion of the

Tenant Allowance for any purposes other than as provided herein, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, with the sole exception of the aforementioned construction management fee, in no event shall Landlord be required to pay any portion of the Tenant Allowance on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. Landlord shall be entitled to deduct from the Tenant Allowance an amount equal to the sum of all third party expenses, not to exceed $5,000.00, incurred by Landlord to review Tenant's Plans and Tenant's Work.

To the extent that the Tenant Allowance remains unused following Landlord's payment of Tenant Allowance funds to Tenant for the cost of Tenant's Work in accordance with the foregoing paragraph, Tenant shall have the option to elect to apply such unused Tenant Allowance funds toward (i) reimbursement for Move-In Costs and/or (ii) as a credit against Tenant's next required payments of Base Rent under the Lease until all such credit is fully used even if it takes more than one (1) month to absorb all of such credit; provided that in order to be entitled to any such reimbursement or credit, Tenant must deliver a written notice to Landlord requesting the same no later than sixty (60) days following the Rent Commencement Date. In order to be effective, any request for reimbursement of Move-In Costs must also meet the requirements applicable to requests for distribution of Moving Allowance funds (as set forth below). Any portion of the Tenant's Allowance which is not requested in compliance with the strict terms and conditions of this paragraph shall be retained by Landlord and forfeited by Tenant.

In addition to the Tenant Allowance, Landlord shall reimburse Tenant in a single payment not to exceed [***] (the "Moving Allowance") for Tenant's actual, reasonable, out-of-pocket "Move-In Costs" (as hereinafter defined). For purposes of this Tenant's Work Letter, "Move-In Costs" shall include only (a) costs of moving Tenant's existing furniture, fixtures and equipment from 100 E. San Marcos Blvd., Ste. 200, San Marcos, California 92069 to the Premises and (b) hard costs of installing Tenant's cabling, security, audio/visual systems, signage, and telecommunications systems at the Premises. Tenant shall have no right to any application of the Moving Allowance toward other Tenant' s Work or toward Tenant's rent obligations under the Lease. Provided that Tenant (i) has opened for business in the Premises, (ii) has completed all of Tenant's Work in accordance with the terms of this Work Letter and has paid for all Move-In Costs in full and has delivered to Landlord lien waivers (in recordable form) from all persons who might have a lien as a result of any work for which reimbursement is requested, (iii) has delivered to Landlord its certificate specifying the total Move-In Costs and all contractors, subcontractors and suppliers involved with the work for which reimbursement is requested, together with evidence of all Move-In Costs in the form of paid invoices, receipts and the like, (iv) has made written request for such payment on or before the Rent Commencement Date, (v) is not otherwise in material default under this Lease, and (vi) there are no liens against Tenant's interest in the Lease or against the Building or arising out of the work for which reimbursement is requested or any litigation in which Tenant is a party, then within thirty (30) days after the satisfaction of the foregoing conditions, Landlord shall pay to Tenant the lesser of (a) the amount of such costs so certified and (b) the amount of the Moving Allowance. Landlord shall be under no obligation to apply any portion of the Moving Allowance for any purposes other than as provided herein, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, in no event shall Landlord be required to pay any portion of the Moving Allowance on account of any supervisory fees, overhead, management fees or other payments to Tenant, Tenant's construction manager, or any partner or affiliate of Tenant. Any portion of the Moving Allowance which not requested or applied in compliance with the terms and conditions hereof on or before the Rent Commencement Date shall be retained by Landlord and forfeited by Tenant.

4.    Tenant's Use of Premises Prior to Commencement Date. Promptly following Landlord's execution and delivery of this Lease to Tenant and Tenant's timely payment of all amounts required to be paid concurrently with Tenant's execution hereof, Landlord shall permit Tenant to enter the Premises for the sole purpose of performing Tenant's Work (as defined in the Tenant's Work Letter attached as Exhibit E to this Lease) in preparation for Tenant's occupancy of the Premises. In connection with such entry, Tenant agrees (a) to cease promptly upon notice from Landlord any Tenant's Work which has not been approved by Landlord or is not in compliance with the provisions of this Lease or which shall interfere with or delay the performance of Landlord's Work, and (b) to comply promptly with all reasonable procedures and regulations prescribed by Landlord from time to time for coordinating Landlord's Work and Tenant's Work, each with the other and with any other activity or work in the Building. Such entry shall be deemed to be subject to all of the applicable provisions of this Lease, including without limitation the insurance and indemnity requirements thereof, except that, so long as Tenant does not use the Premises for any purpose other than the performance of Tenant's Work, there shall be no obligation on the part of Tenant to pay Base Rent or Additional Rent with respect to the Premises until otherwise required by the terms of this Lease.

As a condition precedent to Landlord's obligation to permit such entry, prior to accessing the Premises, Tenant shall provide to Landlord, in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant's Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant's Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts and material purchase orders pertaining to Tenant's Work; (iv) copies of all plans and specifications pertaining to Tenant's Work; (v) copies of all licenses and permits required in connection with the performance of Tenant's Work; and (vi) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds).

If Tenant fails or refuses to comply or cause its contractors to comply with any of the obligations described or referred to above, then immediately upon notice to Tenant, Landlord may revoke Tenant's right to access the Premises prior to the date of Substantial Completion of Landlord's Work, and such revocation shall not affect the Commencement Date of the Lease. Landlord shall assume no responsibility for the quality or completion of Tenant' s Work under this Section, and shall not be responsible for equipment or supplies left or stored in the Premises by Tenant or Tenant's contractors. Tenant's access to the Premises pursuant to this Section shall be at the sole risk of Tenant.

5.    Hold Harmless. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of or occurring during construction of Tenant's Work except in the event caused by Landlord or its agents' negligence or willful misconduct. In addition, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, agents, invitees or contractors, or any other person in or about the Premises, arising out of or during performance of Tenant's Work except in the event caused by Landlord or its agents' negligence or willful misconduct.

Schedule 1

Schedule 2

CONSTRUCTION RULES AND REGULATIONS
VENTANA CARLSBAD

Insurance
All contractors are required to have insurance coverage as indicated in the Construction Agreement. An approved insurance certificate must be on file in the management office before commencing any work. Contractor and all subcontractors shall hold valid licenses for the type of work to be done and evidence of such shall be provided to management upon request.

General Rules
All workers are expected to behave in a manner fitting a professional work environment. Shirts identifying the company the employee works for are to be worn at all times. Music will be allowed to be played only at low levels which cannot be heard in common areas or adjacent tenant space. Yelling is prohibited at all times. Contractors are to limit their activities to the construction site, the designated path of travel and the designated exterior contractor staging/lunch/portable restroom areas. Trespassing in other areas of the building/property is prohibited. Contractor is responsible for keeping the staging/lunch/portable restroom area neat and clean at all times.

Smoking is not allowed anywhere in the building. The designated exterior location to smoke is at the north side of the building where the ash urns are located. Smoking is not allowed in any other location on the property. Consumption of non-prescription drugs or alcohol at the property is strictly prohibited.

General Safety
Contractor is responsible for ensuring all workers follow appropriate safety precautions for the work being performed. The contractor is responsible for adhering to all Jaws, ordinances and codes. The contractor is responsible for taking normal and customary safety precautions to minimize the chance of fire or other damages. Management must be informed when contractor is using any open flames so appropriate notices and precautions can be made. Contractor is responsible for providing fire extinguishers and first aid kits which must be easily accessible to all construction personnel.

Proper lock out - tag out procedures must be used when working on projects involving electrical distribution. Electrical panels must be closed up when not actively being worked on.

When coring an elevated deck the contractor must have someone stationed below the suite under construction to catch the core when it drops. Contractor is responsible for protecting all finishes in the suite below and will be responsible for any damages to the suite below caused during any coring work.

Building Hours and Access
The current building hours are Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturday 7:00 a.m. to 1:00 p.m. All contractors will be required to use only the designated path of travel for all access to the building. Any contractor found using any other path of travel or trespassing in other areas of the building/property may be removed from the job at management's discretion. Contractor is required to check out an access card from management for all after-hours access to the building. Access to any part of the building other than the construction site, such as adjacent tenant space, is to be scheduled through management and contractor shall be responsible for any and all costs related to security or escorts for accessing adjacent tenant spaces.

Deliveries
All delivery of construction material must be made via the designated path of travel. All large items including but not limited to sheetrock, cabinetry, doors and other large items should be scheduled after hours. If any materials cannot be brought in through the designated path due to size, coordination of an alternate delivery path must be made with management at least 24 hours in advance. No items are to be brought up the elevators without management approval.

Protection of Finishes & Cleaning
Contractor is responsible to protect all finishes along the designated path of travel including flooring, walls, handrails, ceiling tiles, etc. Contractor is required to submit protective coverings for management approval prior to installation. Contractor is responsible for keeping all protection and the path of travel neat and clean at all times. A pre-construction walk will be held with management prior to job start to note any pre-existing damage to the building and/or property. A final walk will be held upon completion of the job and contractor will be held responsible for repair and/or replacement of any damaged building finishes or property.

Signage
Contractor shall not post any signage at the building/property. All notices posted pursuant to the requirements of a governmental agency shall be posted within the suite under construction.

Parking
All contractors and subcontractors must park in areas designated by management. At no time will any contractor be allowed to park in the covered parking area. Any contractor found parking in an unapproved area will be subject to towing and removal from the job at management's discretion.

Trash
All contractors are responsible for keeping their construction areas clean including all work areas, staging areas, lunch areas etc. Trash carts must be used to remove trash daily to a construction dumpster, provided by contractor. The building trash containers are not to be used for construction debris at any time. All trash must be hauled from the property by the contractor. Combustible material is not to be mixed with other materials. Contractor is to empty their trash dumpster immediately upon filling. The location of the construction dumpster must be approved by management prior to delivery to the site and must have protective boards/risers to prevent damage to the parking surface.

Equipment
Contractors are to provide their own equipment including ladders, wheel dollies, vacuum cleaners, etc. Carts and dollies are to be fitted with rubber wheels.

Restrooms
Upon commencement of construction, common area restrooms are not to be used by construction personnel. Any contractor found in violation of this rule is subject to immediate and permanent removal from the job. Contractor is responsible for providing portable restrooms to be installed in a location approved by management. Contractor is responsible for making sure the portable restroom area is kept neat and clean at all times.

Excessive Noise/Disruption
The utmost consideration must be given to the building tenants. Any work which will result in noise, odors or other conditions which will be disruptive to normal business activity as determined by the building manager is to be performed after hours. This work may include but is not limited to coring, shooting track to the deck, attaching ceiling wires to the deck, installation of tack strip, painting, staining, etc. Dragging items across floors and dropping of tools/materials is to be avoided at all times.

Pre-stock
Pre-stock material is inventoried by the property manager. Pre-stock can only be used as provided in the construction agreement, or as agreed by the manager.

Building Systems
Contractor is required to coordinate access or usage of any building system through management. This includes but is not limited to the MPOE, HVAC system, FLS system, switchgear etc. Contractor is responsible for requesting any building system be put in test for any work that may create an alarm on a building system. A minimum 1 hour notice is requested whenever possible. Contractor is responsible for monitoring and silencing the fire panel during any period of work affecting the FLS system. Contractor is responsible for installing management approved covers on smoke detectors to prevent damage to the detector from dust and to prevent the system from going into alarm. Contractor will be held liable for any damage to any building systems or components.

A written request is to be submitted to management by contractor for any of the following, preferably at least a week in advance to allow proper tenant notification and scheduling:
- FLS system shut down or testing
- HVAC shut down
- Power shut off

- Permit inspections requiring usage or testing of any building systems

Toxic Materials
The contractor is responsible for adhering to all laws and ordinances regarding toxic and hazardous materials. Management must be informed about the use of said materials. If special ventilation is required, advance notification is required. If application of these materials impacts other tenants then said application will have to be done during non-business hours as directed by manager. Contractor must provide MSDS sheets as required by management.

Agreed to and accepted by Contractor:

Company Name

Authorized Representative Signature

Print Name

Date

EXHIBIT F

COMMENCEMENT LETTER

_____________, 20____

__________________
__________________
__________________

RE:    Lease dated ____________, between BROOKWOOD CB I, LLC, a Delaware limited liability company, and BROOKWOOD CB II, LLC, a Delaware limited liability company ("Landlord") and Plum Healthcare Group, LLC, a California limited liability company ("Tenant") concerning premises located at 2175 Salk Avenue in Carlsbad, California.

In accordance with the above-referenced Lease, we request that you and/ or the proper authority, please confirm the following statements:

1.    The Commencement Date is deemed to be ______________, and the Rent Commencement Date is __________________ and the Expiration Date is ________________.

2.    Tenant acknowledges and agrees that as of the date of this letter (i) all improvements required by the Lease to be performed by Landlord prior to the Commencement Date have been completed; and (ii) Tenant has accepted the Premises in its current condition.

Please confirm your agreement with the above terms of this letter by signing below and returning a copy to Landlord. Failure to execute this letter and deliver the same to Landlord shall be conclusive evidence against Tenant that the above statements are accurate and true.

Sincerely,

By:
Name:
Its:
AGREED TO & ACCEPTED BY:

By:
Name:
Its:

EXHIBIT G

FORM OF ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

To:    __________________________, its successors and/or assigns ("Lender")

Re:    Plum Healthcare Group, LLC ("Tenant")

Lease between BROOKWOOD CB I, LLC and BROOKWOOD CB II, LLC, as Landlord or its assignees (individually and collectively, "Landlord", and Tenant, dated _____________, 2018 for approximately 25,404 rentable square feet of space (the "Premises') in 2175 Salk Avenue, Carlsbad, California (the "Properly'/, as amended by ______________________________________________________________________

1.    The Lease is in full force and effect and has not been modified, supplemented, or amended, except:_____________________________________. The Lease represents the entire agreement between the parties as to the Property, and Tenant claims no rights with respect to the Property other than as set forth in the Lease.

2.    The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant, and the Lease is in full force and effect.

3.    Tenant has paid rent for the Premises up to and including ___________________ The current amount of fixed monthly rent is $_____________; the current monthly common area or other charges are $__________________. The base year for operating expenses and real estate taxes, as defined in the Lease, is ________. No rent has been or will be paid more than one (1) month in advance of its due date, except:_____________________________.

4.    Tenant has paid a security deposit of $________________. Tenant waives collection of the deposit against Lender or any purchaser at a foreclosure sale, unless Lender or such purchaser actually receives the deposit from Landlord.

5.    The commencement date of the Lease was _____________________. The current expiration date for the Lease is ___________________, and Tenant has no option or right to terminate the Lease prior to the expiration date except:____________________. Tenant has no option(s) to renew or extend the Lease, except:_______________________________.

6.    All work to be performed to the Premises for Tenant under the Lease has been performed in all material respects. All payments, free rent, or other credits, allowances or abatements required to be given under the Lease to Tenant with respect to work to be performed to the Premises have been received by Tenant, except:________________________________. Tenant has unconditionally accepted the Premises, is in physical occupancy of the Premises and is operating its business in the Premises.

7.    As of the date hereof (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default by Tenant or Landlord under the Lease; and (ii) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

8.    Tenant has not assigned any of its rights under the Lease or sublet all or any portion of the Premises. Tenant does not hold the Premises under assignment or sublease.

9.    Tenant has no right or option to purchase all or any part of the Premises or the building of which the Premises is a part. Tenant has no right to expand or occupy any additional space at the Property.

10.    Lender shall not be liable for or bound by any modification or amendment of the Lease, or any waiver of any terms of the Lease, that (i) materially modifies the economic terms of the Lease, or (ii) materially and adversely affects Landlord's obligations under the Lease or Lender's rights, duties or obligations, unless such modification, amendment, or waiver was consented to in writing by Lender.

11.    No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state.

12.    The Lease, as the same may hereafter be modified, amended or extended, and all of Tenant's right, title and interest in and to the Premises and the Property, including all rights, remedies and options of Tenant under the Lease, are and shall be unconditionally subject and subordinate to the Lender's loan documents and the lien thereof, and to all renewals, modifications, consolidations, replacements, substitutions and extensions thereof; provided that Lender agrees that so long as no event exists on Tenant's part that constitutes a default under the Lease, Tenant's leasehold estate in the Premises under the Lease shall not be terminated by Lender and Tenant's possession of the Premises shall not be disturbed by Lender.

13.    Tenant shall attorn to Lender upon any foreclosure of the Lender's lien on the Property or Lender's acceptance of a deed-in-lieu of foreclosure, and shall recognize Lender as the landlord or lessor under the Lease, and shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lender will accept the attornment of Tenant. Such attornment will be effective and self-operative without the execution of any further instrument.

The person executing this certificate on behalf of Tenant is duly authorized to execute this certificate.

Executed by Tenant on _______________________________

TENANT:

PLUM HEALTHCARE GROUP, LLC,
a California limited liability company

By:_____________________________
Name:
Title:

EXHIBIT H

GUARANTY

THIS GUARANTY (this "Guaranty") dated as of [____________________], 2018, is made by [***] ("Guarantor") in favor of BROOKWOOD CB I, LLC, a Delaware limited liability company, and BROOKWOOD CB II, LLC, a Delaware limited liability company ("Landlord").

WHEREAS, PLUM HEALTHCARE GROUP, LLC, a California limited liability company, as tenant ("Tenant"), and Landlord, will be entering into that certain Lease dated ______________________, 2018 (the "Lease"); and

WHEREAS, as a condition to Landlord entering into said Lease, Guarantor agrees to execute and deliver this Guaranty.

NOW THEREFORE, in consideration of the foregoing, and of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Landlord as follows:

1.    Guarantor unconditionally and irrevocably guarantees that Tenant shall faithfully perform each and every one of its obligations and duties, and pay all amounts (of whatever nature, and including without limitation rent, additional rent, late charges, fees, costs of collection and the like), due under the Lease promptly and in accordance with the provisions of the Lease. This Guaranty is irrevocable, unconditional and absolute, and if for any reason any such payments or obligations shall not be paid or performed, as the case may be, by Tenant when due, Guarantor will pay or perform same or cause the same promptly to be paid or performed, regardless of any defenses or rights of set-off or counterclaims which Tenant may have or assert and regardless of whether Landlord shall have taken any steps to enforce any rights against Tenant or any other remedy thereunder, provided Landlord gives written notice to Guarantor that such payment or obligation is due. Without limiting the foregoing obligations, Guarantor agrees to pay all of Landlord's reasonable legal and other fees, expenses and costs reasonably incurred in enforcing the Lease and this Guaranty.

2.    The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or with the further consent of Guarantor:

(a)    the waiver by Landlord of the performance or observance by Tenant of any of the agreements, covenants, terms or conditions contained in the Lease; or

(b)    the extension, in whole or in part, of the time for payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty; or

(c)    the modification or amendment (whether material or otherwise) of any of the obligations of Tenant under the Lease; or

(d)    any assignment of the Lease or any subletting of the Premises;

(e)    any failure, omission or delay on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form; or

(f)    the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of their assets; or

(g)    the release of Tenant or Guarantor from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law.

3.    If, for any reason, any payment to Landlord of any of the obligations to which this Guaranty is applicable is required to be refunded to Tenant or required to be paid over to any other party including, without limitation, by reason of the operation of any bankruptcy law or other law affecting creditors' rights now or hereafter enacted, Guarantor will pay the amount so required to be paid by Landlord upon demand, and such obligations of Guarantor hereunder shall not be treated as having been discharged by reason of the payment by Tenant to Landlord giving rise to the obligation of Landlord to repay the same; and this Guaranty shall be treated as having remained in full force and effect for any such repayment so made by Landlord as well as any amount not theretofore paid to Landlord on account of such obligations. Guarantor hereby agrees, for itself and its successors and assigns, that it will consent to and not contest or otherwise oppose any action or motion by or on behalf of Landlord for relief from the automatic stay provided in 11 U.S.C. §362 (including without limitation any stay against actions against non-debtor parties).

4.    Notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Tenant, together with notice of presentment, notice of dishonor, protest and notice of non-payment, non-performance or non-observance and notice of acceptance, are hereby waived by Guarantor.

5.    The liabilities and obligations of Guarantor hereunder are direct and primary, and not secondary, and shall be joint and several with Tenant. Such liabilities and obligations of Guarantor shall be enforceable either before, simultaneously with, or after proceeding against Tenant or against any property or security available to Landlord. Notwithstanding anything in the Lease or this Guaranty to the contrary, Landlord shall have the right to apply or not apply any credit in favor of Tenant as Landlord shall determine in its commercially reasonable discretion, and Guarantor's liability under this Guaranty shall not be affected in any manner thereby. Landlord may proceed against Guarantor under this Guaranty without initiating or exhausting any remedy against Tenant (including, without limitation, the application of any security deposit or other credit in favor of Tenant) and may proceed against Tenant and Guarantor separately or concurrently.

6.    Guarantor is fully aware of the financial condition of Tenant, and is executing and delivering this Guaranty based solely upon its own independent investigation of all matters pertinent thereto, and is not relying in any manner upon any representation or statement to Landlord. Guarantor shall have no right to require Landlord to obtain or disclose any information with respect to such obligations, the financial condition or character of Tenant or any other matter, fact or occurrence whatsoever.

7.    Guarantor hereby agrees that all actions to enforce the terms and provisions of this Guaranty may be brought and maintained within the State of California, and Guarantor hereby consents to the jurisdiction of any court within the State of California.

8.    This Guaranty shall be construed in accordance with the laws of the State of California. Guarantor agrees that any action or proceeding brought hereunder shall be tried before a judge sitting without a jury, and TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY SUCH ACTION OR PROCEEDING. GUARANTOR MAKES 'I'HE FOREGOING WAIVER KNOWINGLY AND VOLUNTARILY, AND ACKNOWLEDGES THAT GUARANTOR HAS HAD THE BENEFIT OF LEGAL COUNSEL OF GUARANTOR'S CHOOSING.

9.    This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor with the consent in writing of Landlord.

10.    Guarantor represents and warrants that Landlord's execution of the Lease is an economic benefit to Guarantor and constitutes good, valuable and sufficient consideration for Guarantor's execution of this Guaranty, notwithstanding any future rejection or other termination of all of any part of the Lease.

11.    This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

[signature appears on the following page]

IN WITNESS WHEREOF, Guarantor has caused to be executed under seal as of the date first set forth above.

Witness:	GUARANTOR:

[***]	[***]

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this "Amendment'') is dated as of May 7, 2019 (the "Effective Date") by and between BROOKWOOD CB I, LLC, a Delaware limited liability company and BROOKWOOD CB II, LLC, a Delaware limited liability company (collectively, as tenants in common, "Landlord'') and PLUM HEALTHCARE GROUP, LLC, a California limited liability company ("Tenant").

WHEREAS, Landlord and Tenant are parties to that certain Lease dated April 3, 2018 (the "Lease''), for the lease of certain premises (the "Existing Premises") known as Suite 300 and consisting of approximately 25,404 rentable square feet on the third (3rd) floor of the building located at 2175 Salk Avenue, Carlsbad, California (the "Building"), as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease as provided herein;

NOW, TIIEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

AGREEMENT

1.    Definitions. Capitalized terms used in this Amendment shall have the same meaning ascribed to such capitalized terms in the Lease, unless otherwise provided for herein.

2.    Extension. The Term is extended such that the Expiration Date shall be April 30, 2027.

3.    Expansion Premises. The "Expansion Premises" shall mean the approximately 2,690 rentable square feet of space commonly known as Suite 315 of the Building, as approximately shown on Exhibit A attached hereto. Promptly within one (1) business day following the Effective Date, Landlord shall deliver possession of the Expansion Premises to Tenant On the date of such delivery (the "Expansion Date''), the Expansion Premises shall be added to the Existing Premises and the term ''Premises", as used in the Lease, shall mean and collectively refer to both the Existing Premises and the Expansion Premises. The Expansion Premises shall be subject to all the terms and provisions of the Lease, as modified by this Amendment.

4.    Temporary Space License. Commencing promptly following Tenant's request therefor, and expiring on the date that is the earlier of (i) substantial completion of all portions of Tenant's Work (as defined in Exhibit B to this Amendment) to be completed in the Expansion Premises and (ii) September 1, 2019, so long as no Event of Default occurs, Landlord shall permit Tenant to use vacant, unleased space at the Property to be designated by Landlord (the
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"Temporary Space''); provided that Landlord shall not be required to deliver possession of the Temporary Space to Tenant until Tenant has delivered to Landlord (i) the amount of the Security Deposit increase set forth in Section 7 hereof and (ii) certificates of insurance demonstrating that the insurance coverage required to be maintained by Tenant under the Lease is in effect with respect to the Temporary Space. Tenant's occupation of the Temporary Space shall be subject to all of the terms and conditions of the Lease (including, without limitation, the insurance and indemnity provisions thereof, and the right of Landlord to show the Temporary Space to prospective tenants following verbal or written notice provided at least 24 hours in advance), except that:

A.    Tenant shall accept the Temporary Space in its "as is" condition and shall have no right to alter or improve the Temporary Space in any way without Landlord's prior written consent, which may be withheld in Landlord's sole but reasonable discretion, it being agreed that Landlord shall have the right to condition such consent upon the requirement that, prior to surrendering the Temporary Space to Landlord, Tenant shall remove any such improvements or alterations (including any Cosmetic Work) and restore the Temporary Space to the condition which existed immediately prior to the installation thereof;

B.    Tenant shall not be responsible for the payment of Operating Expenses Excess or Tax Excess with respect to the Temporary Space (provided that the foregoing shall not affect Tenant's obligation to pay any other costs relating to the Temporary Space, including, without limitation, costs of utilities and janitorial services which are provided to the Temporary Space), and, provided that Tenant timely vacates and surrenders the Temporary Space in accordance with the terms of this section, Tenant shall not be responsible for the payment of Base Rent for the Temporary Space;

C.    If Tenant fails to timely vacate and surrender the Temporary Space in accordance with the applicable requirements of the Lease (including, without limitation, Section 21(B) thereof), such failure shall constitute an Event of Default, and Tenant's occupancy following such failure shall be deemed a holdover with respect to the Temporary Space. For purposes of calculating the fee payable by Tenant for such holdover period pursuant to Section 17 of the Lease, Tenant shall be deemed to have been paying Base Rent for the Temporary Space immediately prior to such holdover period at the same rate per square foot as was then applicable to the Existing Premises;

D.    Tenant shall have no right to transfer its right to occupy the Temporary Space (whether by assignment or sublease or otherwise) without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion;

E.    Tenant shall not be entitled to any signage or parking spaces with respect to the Temporary Space; and

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F.    Tenant shall be responsible for all costs of moving to and from the Temporary Space.

5.    Base Rent. From and after the Effective Date, Tenant shall pay Base Rent according to the following schedule:

Period	Base Rent (per month)	Base Rent (per rentable square foot, per month)
Effective Date - 8/31/19	[***]	[***]
9/1/19 - 10/31/19	[***]	[***]
11/1/19 - 10/31/20	[***]	[***]
11/1/20 - 10/31/21	[***]	[***]
11/1/21 - 10/31/22	[***]	[***]
11/1/22 - 10/31/23	[***]	[***]
11/1/23 - 10/31/24	[***]	[***]
11/1/24 - 10/31/25	[***]	[***]
11/1/25 - 10/31/26	[***]	[***]
11/1/26 - 10/31/26	[***]	[***]
11/1/26 - 4/30/27	[***]	[***]

*Base Rent shall be net of Additional Rent, which shall be payable in accordance with the Lease.

[***]. In no event shall either Base Rent Abatement Period be deemed to reduce or eliminate Tenant's obligation to pay Additional Rent or any other amounts due under the Lease other than Base Rent. If an Event of Default occurs under this Lease, then Tenant's right to abate Base Rent pursuant to this section shall immediately terminate and any and all Base Rent which had been abated prior to Tenant's default shall immediately become due and payable.

6.    Tenant's Percentage; Base Taxes; Base Operating Expenses. Effective as of the Expansion Date, (i) Tenant's Percentage of the Building shall be 35.31%, (ii) Tenant's Percentage of the Property shall be 12.81%, (iii) Base Taxes for the Expansion Premises shall be the Taxes for the calendar year 2019, and (iv) Base Operating Expenses for the Expansion Premises shall be the Operating Expenses for the calendar year 2019.

7.    Security Deposit. Landlord is currently in possession of a Security Deposit equal to [***]. The Security Deposit amount is hereby increased to [***]. Accordingly, concurrent with Tenant's delivery of this Amendment to Landlord, Tenant shall deposit with Landlord [***] to be held by Landlord in accordance with Section 11 of the Lease.

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8.    Restoration. With the exceptions of(i) cabling, (ii) security systems, (iii) cubicles, (iv) audio/visual systems, and any portions of Tenant's Work (as defined in Exhibit B attached to this Amendment) that would cost more to remove than traditional office improvements, Tenant shall not be required to remove any of Tenant's Work performed in accordance with Exhibit B upon the expiration or earlier termination of the Lease.

9.    New Notice Addresses for Landlord. All notices under the Lease shall be sent to
Landlord at the following address:

Brookwood CB I, LLC and Brookwood CB II, LLC
c/o Brookwood Financial Partners, LLC
138 Conant Street
Beverly, Massachusetts 01915
Attention: Kurt Zernich, Director of Asset Management

10.    Brokerage. Landlord utilized the services of Cushman & Wakefield (the "Listing Broker") in connection with this Amendment. Tenant represents to Landlord that Tenant did not involve any other brokers in procuring this Amendment other than Hughes Marino, Inc. (the "Tenant Broker''). Landlord shall pay a commission to the Listing Broker and the Tenant Broker as is agreed to by the parties per a separate agreement. Tenant agrees to forever indemnify, defend and hold Landlord harmless from and against any commissions, liability, loss, cost, damage or expense (including reasonable attorneys' fees) that may be asserted against or incurred by Landlord by any broker as a result of any misrepresentation by Tenant hereunder.

11.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California (without regard to conflicts of law).

12.    Ratification of Lease. Except as modified hereby, all other terms and conditions of the Lease remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto. Tenant accepts the Premises (i.e., the Existing Premises and the Expansion Premises) in its "as is" and ''where is" condition. Tenant represents and warrants to Landlord that as of the date of Tenant's execution of this Amendment: (a) Tenant is not in default under any of the terms and provisions of the Lease; (b) Landlord is not in default in the performance of any of its obligations under the Lease and Tenant is unaware of any condition or circumstance which, with the giving of notice or the passage of time or both, would constitute a default by Landlord; (c) Landlord has completed, to Tenant's satisfaction, any and all improvements to the Premises and has paid any and all allowances required of it under the Lease ( other than the Tenant Allowance, as such term is defined in Exhibit B to this Amendment); and (d) Tenant has no defenses, liens, claims, counterclaims or right to offset against Landlord or against the obligations of Tenant under the Lease. Other than the Extension Option set forth in Section 1 of Exhibit C to the Lease, Tenant acknowledges, confirms, and agrees that Tenant has no right or option to expand the Premises or to extend, renew- or terminate the Lease except as may be provided in this Amendment. In furtherance of the foregoing, Sections 4 and 5 of Exhibit C to
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the Lease ("Termination Option" and "Right of First Refusal," respectively) are hereby deleted and of no further force or effect.

13.    Limitation of Liability. Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the interest of Landlord in the Building for the satisfaction of Tenant's remedies or judgments.

14.    Entire Agreement. This Amendment, in conjunction with the Lease, constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes all oral and written agreements and understandings made and entered into by the parties prior to the date hereof.

15.    Multiple Counterparts: Facsimile Signature. This Amendment may be executed in multiple counterparts, all of which, when taken together, shall constitute one and the same instrument. Any signature to this Amendment transmitted via facsimile or electronic mail shall be deemed an original signature and be binding upon the parties hereto with the same force and effect as an original signature.

16.    Certified Access Specialist Inspection. In accordance with California Civil Code Section 1938, Landlord hereby informs Tenant that as of the Effective Date of this Amendment, the Premises and Building have not been inspected by a Certified Access Specialist (as defined in California Civil Code section 55.52(3)) ("CASp''). Civil Code Section 1938(e) provides:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

Accordingly, Landlord and Tenant hereby mutually agree that if Tenant desires to obtain a CASp inspection, (i) the CASp inspection shall be at Tenant's sole cost and expense, (ii) the inspection shall be performed by a CASp that is then currently certified in California and has been reasonably approved by Landlord, (iii) the CASp inspection shall take place during regular business hours with at least five (5) business day's prior written notice to Landlord and shall not materially disrupt any of the other tenants at the Building, (iv) Tenant shall promptly provide
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Landlord with a copy of the final report prepared in connection with the CASp inspection (the "CASp Report''), and (v) Tenant shall be solely responsible for promptly making any repair or modifications necessary to correct violations of construction-related accessibility standards that are noted in the CASp Report and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to promptly make such repairs. Tenant hereby acknowledges and agrees that the CASp Report is to be kept strictly confidential, except as necessary for Tenant to complete repairs and correct violations of construction-related accessibility standards as noted in the CASp Report. Accordingly, except as provided above or as may be required by law or court order, Tenant shall not release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any information contained in the CASp Report. Tenant's obligations hereunder shall survive the expiration or sooner termination of the Lease.

[Signature on the Following Page]
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date set forth above.

TENANT:	LANDLORD:

PLUM HEALTHCARE GROUP, LLC, a California limited liability company	BROOKWOOD CB I, LLC, a Delaware limited liability company
By: Brookwood CB Investors, LLC a Delaware limited liability company, its Sole Member
By: Brookwood CB Co., LLC, a Delaware limited liability company, its Sole Member
By: /s/ Naveed Hakim	By: /s/ Thomas W. Brown
Name: Naveed Hakim	Name: Thomas W. Brown
Title: Manager	Title: Authorized Signatory

BROOKWOOD CB II, LLC, a Delaware limited liability company
By: Brookwood U.S. Real Estate Aggregator, L.P. a Delaware limited partnership, its Sole Member
By: Brookwood U.S. Real Estate Fund GP, LLC, a Delaware limited liability company, its General Partner
By: /s/ Thomas W. Brown
Name: Thomas W. Brown
Title: Authorized Signatory
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RATIFICATION OF GUARANTY

The undersigned Guarantor of Tenant's obligations under the Lease pursuant to the terms of the Guaranty attached as Exhibit H to the original Lease (the "Guaranty") hereby consents to the foregoing First Amendment to Lease and confirms the applicability of said Guaranty to the Lease as amended thereby.

GUARANTOR:

[***]
a Delaware limited liability company

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EXHIBIT A

EXPANSION PREMISES
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EXHIBIT B

WORK LETTER

1.    Preparation of Plans. Tenant shall perform all work ("Tenant's Work") necessary to prepare the Expansion Premises for Tenant's occupancy in accordance with plans and specifications prepared by a licensed architect and approved by Landlord. Tenant shall submit to Landlord a detailed floor plan layout together with working drawings (collectively, the "Plans'') for all Tenant's Work and all Tenant's Work and the Plans therefor shall be subject to Landlord's prior written approval.

2.    Tenant's Performance of Tenant's Work. Once the Plans have been approved by Landlord, Tenant shall promptly, and with all due diligence, perform Tenant's Work as set forth on the Plans, and, in connection therewith, the Tenant shall obtain all necessary governmental permits and approvals for Tenant's Work. Tenant shall have Tenant's Work performed by contractors approved by Landlord, which contractors shall maintain such insurance as the Landlord may reasonably require. Landlord shall have the right to prescribe such rules and regulations relative to the performance of Tenant's Work and any other work which the Tenant may perform under this Lease and Tenant shall abide by all such rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. All of Tenant's Work shall be done strictly in accordance with the Plans and in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities and all insurance requirements set forth in the Lease. Except as may be otherwise shown on the Plans, Tenant shall perform Tenant's Work using building standard materials, quantities and procedures then in use by Landlord. It shall be Tenant's obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the Expansion Premises to the extent required by law and Tenant shall submit to Landlord a copy of the same together with waivers of lien from all of Tenant's contractors in form adequate for recording purposes. Tenant shall also prepare and submit to Landlord promptly after Tenant's Work is substantially complete a set of as-built plans in both print and electronic forms showing the work performed by Tenant to the Expansion Premises including, without limitation, any wiring or cabling installed by Tenant or Tenant's contractor for Tenant's computer, telephone and other communication systems.

3.    Tenant Allowance. Subject to the terms and conditions hereof, Landlord agrees to provide to Tenant an allowance equal to [***] (the "Tenant Allowance"). The Tenant Allowance shall be used and applied by Tenant solely on account of the cost of Tenant's Work. Tenant may request that Landlord disburse the Tenant Allowance up to once per month with minimum draws of $5,000 for each such disbursement request for payment of completed portions of Tenant Work, provided that together with each such disbursement request, Tenant (i) provides copies of paid invoices and/or receipts for such completed portions of Tenant's Work, (ii) provides
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certification from Tenant's architect on a form reasonably acceptable to Landlord that all such completed portions of Tenant's Work have been completed in accordance with the Plans and with this Work Letter, (iii) has paid for all of the completed portions of Tenant's Work for which such disbursement request is made and has delivered to Landlord lien waivers from all persons who might have a lien arising out of such completed portions of Tenant's Work in recordable form, (iv) has delivered to Landlord its certificate specifying the total cost of such completed portions of Tenant's Work and all contractors, subcontractors and suppliers involved with the completed portions of Tenant's Work, together with evidence of such cost in the form of paid invoices, receipts and the like, (v) has made written request to Landlord for such payment, (vi) is not otherwise in default under this Lease beyond applicable cure and notice periods, and (vii) there are no liens against Tenant's interest in the Lease or against the Building or arising out of such completed portions of Tenant's Work or any litigation in which Tenant is a party. Within thirty (30) days after each such monthly disbursement is requested, provided that the foregoing conditions (i) through (vi) have been satisfied, Landlord shall pay to Tenant the lesser of the amount of such costs so certified in such monthly disbursement request and the remaining amount of the Tenant Allowance. For the purposes hereof, the cost to be so reimbursed by Landlord shall include the hard costs of Tenant's Work, together with Tenant's actual out-of-pocket engineering, architectural and permitting costs, but not the cost of any of Tenant's personal property, trade fixtures, trade equipment, or wiring. Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided herein, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, in no event shall Landlord be required to pay any portion of the Tenant Allowance on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. Any portion of the Allowance which not requested or applied in compliance with the terms and conditions hereof on or before December 31, 2019 shall be retained by Landlord and forfeited by Tenant. Landlord shall be entitled to deduct from the Tenant Allowance an amount equal to the sum of: (i) five percent (5%) of the total cost of Tenant's Work for Landlord's out-of-pocket costs for supervision of Tenant's Work by Landlord's property management company, plus (ii) third party expenses incurred by Landlord to review Tenant's Plans and Tenant's Work.

4.    Hold Harmless. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of or occurring during construction of Tenant's Work. In addition, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, agents, invitees or contractors, or any other person in or about the Premises, arising out of or during performance of Tenant's Work.
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EXHIBIT B
LANDLORD’S CONSENT TO SUBLEASE
Consent to Sublease Agreement

Definitions:        As appears in the Lease.
Landlord:      Brookwood CB I, LLC, a Delaware limited liability company and
Brookwood CB II, LLC, a Delaware limited liability company, as tenants in common.

Tenant:         Plum Healthcare Group, LLC, a California limited liability company
Lease:     Lease dated April 3, 2018, as amended by that certain First Amendment to Lease dated May 7, 2019.
Premises:    Approximately 28,094 rentable square feet of office space designated as Suites 300 and 315, as more particularly described in the Lease.
Subtenant:        Exagen Inc., a Delaware corporation
Sublease:    The Sublease between Tenant and Subtenant, dated as of August 19, 2021, covering the Subleased Premises.
Building:        The building located at 2175 Salk Ave., Carlsbad, CA.
Subleased Premises:    The Premises.

Landlord, Tenant, and Subtenant hereby agree as follows:
1.    Subordination/Future Amendments. Pursuant to the terms of the Lease, Tenant has requested Landlord's consent to the Sublease, a fully executed copy of which is annexed hereto as Exhibit A and made a part hereof. Landlord hereby consents to the Sublease subject to, and in reliance upon, the following representations, warranties, covenants, and conditions and the following agreements of Tenant and Subtenant. The Sublease shall be subject and subordinate at all times to the Lease and to all of the provisions, covenants, agreements, terms, and conditions of the Lease, and this Consent to Sublease Agreement, and neither Tenant nor Subtenant shall do or permit anything to be done in connection with Subtenant's occupancy of the Subleased Premises that would violate any of said provisions, covenants, agreements, terms, and conditions. Tenant and Subtenant will not change, modify, amend, cancel, or terminate the Sublease or enter into any additional agreements relating to or affecting the use or occupancy of the Subleased Premises or the Building or the use, sale, or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, or other personal property outside the ordinary course of business without first obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned, or delayed.
2.    Estoppel. Tenant and Subtenant each hereby represents and warrants that the Sublease and this Consent to Sublease Agreement constitute the complete agreement between the parties and that they are not a party to or a beneficiary of any oral agreements, representations or warranties of any kind or nature referring or relating to the Lease, the Sublease, or the use and occupancy of the Subleased Premises or the Building except as set forth therein and that no rent or other consideration is being paid to Tenant by Subtenant for the Sublease, or for the right to use or occupy the Subleased Premises, except as set forth in the Sublease. Tenant represents and warrants that (i) the Lease has not been assigned, modified, supplemented or amended in any manner, (ii) as of this date, Tenant has no knowledge that there are any existing defenses or offsets that Tenant has against the enforcement of the Lease by Landlord, and Tenant has no knowledge of any event that with the giving of notice, the passage of time or both would constitute a defense under the Lease, and (iii) as of this date, Tenant is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease to and including the date hereof. All provisions, covenants, agreements, terms, and conditions of the Lease are hereby declared by Tenant to be in full force and effect.
3.    Lease. Neither this Consent to Sublease Agreement, the Sublease nor any acceptance of rent or other consideration from Subtenant by Landlord or Landlord's agent paid pursuant to the Sublease shall operate or be construed so as (i) to waive, modify, impair, release or in any manner affect any of the provisions, covenants, agreements, terms or conditions contained in the Lease, other than to satisfy the Landlord’s consent to the Sublease pursuant to the provisions of this Consent to Sublease Agreement (ii) to waive, modify, impair, release or in any manner affect Tenant's liability under the Lease or Tenant's and Subtenant's liability under the Sublease, (iii) to waive any breach or violation of the Lease or any rights of Landlord against any person, firm, associate, corporation or other entity liable or responsible for the performance of any of the provisions, covenants, agreements, terms or conditions contained in the Lease, and (iv) to enlarge or increase Landlord's obligations or Tenant's rights under the Lease or otherwise. The consent by Landlord to the Sublease shall not be deemed an approval of any future assignment of the Lease or the Sublease or any subsequent subletting of the Premises or the Subleased Premises or any portion thereof. No assignment of the Lease or Sublease or further sublease or assignment of all or any part of the Premises or the Subleased Premises shall be made without the prior written approval of Landlord pursuant to, and in accordance with, the provisions of the Lease and this Consent to Sublease Agreement, which consent shall not be unreasonably withheld, conditioned, or delayed. The term “Sublease” is deemed to include sub-subleases (regardless of tier), concessions, licenses, and any other arrangement where occupancy or possessory rights are granted or made available to third parties.
4.    Sublease. Nothing herein contained shall be construed as a consent to or approval or ratification by Landlord of any of the particular provisions of the Sublease or as a representation or warranty by Landlord. Landlord has not, and will not, review or approve of or express a view on any of the provisions of the Sublease and shall not be bound or estopped in any way by the provisions of the Sublease. Landlord shall have no liability to the Subtenant under the terms of the Sublease and neither this Consent to Sublease Agreement nor the Sublease shall give Subtenant any rights under the Lease or Sublease against Landlord, all of such rights being personal to Tenant. Landlord shall be under no obligation to make any changes, improvements, or alterations to the Subleased Premises to prepare the same for occupancy by Subtenant.
5.    Permitted Use. Subject to all of the provisions, covenants, agreements, terms, and conditions of the Lease and this Consent to Sublease Agreement (and notwithstanding anything to the contrary in the Sublease), the Subleased Premises and each part thereof shall be used by Subtenant solely for general office use in connection with Subtenant's business and for no other purpose.
6.    Tenant and Subtenant Covenants. Tenant and Subtenant hereby acknowledge and agree that none of Landlord’s agents, managers, partners, trustees, stockholders, officers, members of a governing board, directors, employees, or beneficiaries of Landlord shall be personally liable under the Lease or the Sublease nor shall any of their assets be subject to levy, execution, or other enforcement procedure for the satisfaction of the Tenant’s or Subtenant’s remedies arising under this Lease or the Sublease.
7.    Default. In the event of any default by Tenant or Subtenant in the full performance and observance of any of their respective obligations hereunder or in the event any representation or warranty of Tenant or Subtenant contained herein should prove to be untrue, such event may, at Landlord's option, be deemed a default under the Lease and each of the parties hereto shall have all of the rights, powers and remedies provided for in the Lease or at law or in equity or by statute or otherwise with respect to defaults. In addition, any breach or violation of any provision of the Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision unless Tenant timely cures such default, if such cure is provided for in the Lease. If any default occurs under the Lease, Landlord may, at its option, and in addition to any other available rights and remedies, collect directly from Subtenant all rents due under the Sublease, and no such collection shall constitute an acceptance of Subtenant as a tenant or a novation or release of Tenant from its obligations under the Lease except to the extent of the rent collected.
8.    Termination of Lease. If at any time prior to the expiration of the term of the Sublease, the term of the Lease shall terminate or be terminated for any reason including, but not limited to, by operation of any provisions of the Lease or of law, Subtenant agrees, at the election and upon demand of Landlord or any other owner of the Land (as defined in the Lease) or the Building, or of the holder of any mortgage in possession of the Land or the Building, or of any lessee under any lease to which the Sublease shall be subject and subordinate, to attorn, from time to time, to Landlord or any such owner, holder or lessee, upon the then executory terms and conditions set forth in the Sublease for the remainder of the term demised in the Sublease. In such event, Subtenant agrees that Landlord or any such owner, holder or lessee (i) shall not be bound by any payment of rent or additional rent made by Subtenant to Tenant for more than one month in advance; (ii) shall have no obligation to perform any work under any work letter or otherwise to prepare any space for occupancy pursuant to the provisions of the Sublease; (iii) shall not be liable for any previous act, omission or negligence of Tenant or for the payment of any money owing by, or on deposit with, Tenant for the credit of Subtenant, including, without limitation, any security deposit held by Tenant; (iv) shall not be bound by any amendment or modification of the Sublease made without the written consent of Landlord; (v) shall not be liable for the return of any security deposit except to the extent actually received by Landlord; (vi) shall not be bound by any other provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Lease; (vii) shall be entitled to the full benefits of the limitation of liability set forth in Section 6 of this Consent to Sublease Agreement; and (viii) shall not be subject to any defenses or offsets that Subtenant may have against Tenant. The foregoing provisions of this Section shall inure to the benefit of any such owner, holder or lessee and shall apply notwithstanding that, as a matter of law, the Sublease may terminate upon the termination of the Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon demand of Landlord or any such owner, holder or lessee, Subtenant agrees, however, to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, satisfactory to Landlord or any such owner, holder or lessee, in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy as set forth above. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by Landlord or any such owner, holder or lessee. Upon request of Landlord or any such owner, holder or lessee, whether or not made prior to such termination, Tenant and Subtenant shall deliver an executed counterpart of the Sublease to Landlord. Landlord or any such owner, holder or lessee shall have the right, in each’ s sole discretion, to elect not to have Subtenant attorn, and, in such event, the Sublease Agreement shall be deemed terminated on the date the Lease is terminated and Landlord shall have no obligation to permit Subtenant to continue to occupy the Subleased Premises.
9.    Indemnity and Insurance.
9.1.    Subtenant agrees to fully indemnify Landlord to the same extent and in the same manner as the indemnification for Tenant to Landlord set forth in the Lease, and that Landlord can seek indemnification directly from Subtenant without first seeking indemnification from Tenant, and that if Landlord first seeks indemnification from Tenant, it will not preclude or limit Landlord’s ability and right later to seek indemnification from Subtenant. The covenants and agreements set forth in this Section 9 shall continue in full force and effect for the longest period of time permitted by law, notwithstanding the expiration or termination of the Lease or Sublease.

9.2.    Subtenant shall comply with all insurance requirements under the Lease and shall provide certificates of such insurance to Landlord and Tenant prior to taking possession of the Subleased Premises and thereafter in accordance with the terms of the Lease. All such insurance policies shall name Landlord, Landlord’s management company, and Tenant as additional insureds.

10.    Notices. Any notices given or required to be given under this Consent to Sublease Agreement shall be effective only if rendered or given in writing (and signed by the party (or the party’s attorney) giving such notice) and delivered personally with receipt acknowledged or sent by a nationally recognized overnight courier or by mail (registered or certified, return receipt requested), postage prepaid, addressed to the respective party at the address hereinabove set forth or at such other address as such party may designate as its new address for such purpose by notice in accordance with the provisions hereof, or, if addressed to Subtenant, at the Subleased Premises. The same shall be deemed to have been rendered or given on the date delivered, if delivered personally, or three business days after the date mailed, if mailed. Notwithstanding anything in the Lease to the contrary, Tenant hereby acknowledges, by its signature hereto, that its address for all notices under the Lease shall be the address for Tenant set forth above.

11.    Tenant’s Payments. Tenant shall pay to Landlord as additional rent under the Lease, all costs incurred by Landlord in connection with this Consent to Sublease Agreement, including reasonable attorney’s fees.
12.    Inconsistencies. In the event that there shall be any conflict or inconsistency between the terms, covenants and conditions of this Consent to Sublease Agreement or the Lease and the terms, covenants, and conditions of the Sublease, then the terms, covenants, and conditions of this Consent to Sublease Agreement and the Lease shall prevail. In the event that there shall be any conflict or inconsistency between this Consent to Sublease Agreement and the Lease, such conflict or inconsistency shall be determined to the benefit of Landlord.
13.    Miscellaneous.
13.1.    Each of Tenant and Subtenant hereby represents and warrants that it has full right, power, and authority to enter into this Consent to Sublease Agreement and that the person or persons executing this Consent to Sublease Agreement on behalf of Tenant and Subtenant, as the case may be, are duly authorized to do so.

13.2.    To facilitate execution, this Consent to Sublease Agreement may be executed in counterparts, and it shall not be necessary that the signatures of all parties appear on each counterpart. It shall be sufficient that the signature of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Consent to Sublease Agreement to produce or account for more than a number of counterparts containing the respective signatures of all the parties to this Consent to Sublease Agreement. A facsimile, pdf, or photocopy of a counterpart shall be considered the same as an original.

13.3.    Each right and remedy of Landlord provided for in this Consent to Sublease Agreement or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies so provided for or so existing.

13.4.    The terms and provisions of this Consent to Sublease Agreement bind and inure to the benefit of the parties hereto and their respective successors and assigns except that no violation of the provisions of Section 3 hereof shall operate to vest any rights in any successor or assignee of Tenant or Subtenant.

13.5.    This Consent to Sublease Agreement contains the entire agreement of the parties with respect to the matters contained herein and may not be modified, amended or otherwise changed except by a written instrument signed by the party sought to be bound.

13.6.    All provisions, covenants, agreements, terms, rights, and conditions of the
Lease are hereby ratified and affirmed by Landlord and Tenant and shall continue to be in full force and effect.

13.7.    This Consent to Sublease Agreement shall take effect as an instrument under seal and shall be governed by the internal laws of The Commonwealth of Massachusetts in all respects, without regard to principles of conflict of laws. To the extent permitted by law, the parties hereto consent to the jurisdiction of the courts of the competent jurisdiction of the State of California in any dispute arising out of this Consent to Sublease Agreement.

14.    Broker. Tenant agrees that it shall pay or cause to be paid any brokerage commissions that may be payable in connection with the Sublease and that Landlord shall have no responsibility with respect thereto. Tenant and Subtenant, jointly and severally, further agree to indemnify and hold Landlord harmless against and from all costs, liabilities, damages, and expenses, including attorneys' fees and disbursements, arising from any claims for brokerage commissions, finder's fees or other compensation from any broker, finder or other entity or person in connection with or relating to the Sublease. The provisions of this Section shall survive the expiration or sooner termination of the Lease.

IN WITNESS WHEREOF, the parties have executed this Consent to Sublease Agreement as of the 23rd day of August, 2021.

BROOKWOOD CB I, LLC,
a Delaware limited liability company

By: Brookwood CB Investors, LLC
a Delaware limited liability company,
its Sole Member

By: Brookwood CB Co., LLC,
a Delaware limited liability company,
its Managing Member

By:_/s/Kurt M. Zernich________________
Kurt M. Zernich, Authorized Signatory

BROOKWOOD CB II, LLC,
a Delaware limited liability company

By: Brookwood U.S. Real Estate Aggregator, L.P.
a Delaware limited partnership,
its Sole Member

By: Brookwood U.S. Real Estate Fund GP, LLC,
a Delaware limited liability company,
its General Partner

By:_/s/ Kurt M. Zernich______________
Kurt M. Zernich, Authorized Signatory

[Signatures continue on following page]

Accepted and Agreed by:
TENANT:

Plum Healthcare Group, LLC, a California limited liability company

By:_/s/ Naveed Hakim____________
Name:_Naveed Hakim____________
Its:_CFO_______________________

SUBTENANT:

Exagen Inc., a Delaware corporation

By:_/s/ Mark Hazeltine____________
Name: Mark Hazeltine
Its: COO